CREDIT AGREEMENT






                        REDUCING REVOLVING LINE OF CREDIT
                             OF UP TO $35,000,000.00


                                      FROM


                                  BANK ONE, NA


                                       TO


                                 TENGASCO, INC.,
                    TENNESSEE LAND & MINERAL CORPORATION AND
                          TENGASCO PIPELINE CORPORATION


                                November 8, 2001

                                CREDIT AGREEMENT

                             dated November 8, 2001

                                      from

                                  BANK ONE, NA

                                       to

                                 TENGASCO, INC.,
                    TENNESSEE LAND & MINERAL CORPORATION AND
                          TENGASCO PIPELINE CORPORATION




                                TABLE OF CONTENTS

ARTICLE I.

     DEFINITIONS ............................................................  1

ARTICLE II.

     THE LOAN ............................................................... 11
     2.01    The Revolving Loan ............................................. 11
     2.02    Advances and Payments of Principal Under the Revolving Note .... 12
     2.03    Payments of Interest under the Revolving Note .................. 12
     2.04    General Provisions Relating to Interest ........................ 12
     2.05    Borrowing Base Determination ................................... 13
     2.06    Mandatory Prepayment of the Note ............................... 14
     2.07    Advances to Satisfy Obligations of the Borrower ................ 15
     2.08    Assignment of Production ....................................... 15
     2.09    Commitment Fee ................................................. 15
     2.10    Facility Fee ................................................... 15
     2.11    Administrative Fee ............................................. 16
     2.12    Addition/Deletion of Borrowing Base Oil & Gas Properties ....... 16
     2.13    Adjustment to Revolving Commitment Limit ....................... 16

ARTICLE III.

     CONDITIONS ............................................................. 17

     3.01    Conditions to the Closing ...................................... 17
     3.02    Documents Required for Subsequent Disbursements ................ 18
     3.03    General Conditions to all Disbursements ........................ 18
     3.04    Legal Matters .................................................. 19

ARTICLE IV.

     REPRESENTATIONS AND WARRANTIES ......................................... 19
     4.01    Existence ...................................................... 19
     4.02    Due Authorization .............................................. 20
     4.03    Valid and Binding Obligations .................................. 20
     4.04    Scope and Accuracy of Financial Statements ..................... 20
     4.05    Title to Borrowing Base Oil and Gas Properties ................. 20
     4.06    Oil and Gas Leases ............................................. 20
     4.07    Interest in the Borrowing Base Oil and Gas Properties .......... 21
     4.08    Oil and Gas Contracts .......................................... 21
     4.09    Producing Wells ................................................ 21
     4.10    Purchasers of Production ....................................... 22
     4.11    Authorizations and Consents .................................... 22
     4.12    Environmental Laws ............................................. 22
     4.13    Compliance with Laws, Rules, Regulations and Orders ............ 23
     4.14    Liabilities, Litigation and Restrictions ....................... 23
     4.15    Existing Indebtedness .......................................... 23
     4.16    Material Commitments ........................................... 23
     4.17    Margin Stock ................................................... 24
     4.18    Proper Filing of Tax Returns and Payment of Taxes Due .......... 24
     4.19    ERISA .......................................................... 24
     4.20    Investment Company Act Compliance .............................. 24
     4.21    Public Utility Holding Company Act Compliance .................. 24
     4.22    Insurance ...................................................... 25
     4.23    Material Misstatements and Omissions ........................... 25
     4.24    Pipeline Assets ................................................ 25
     4.25    Ownership Interests ............................................ 25

ARTICLE V.

     AFFIRMATIVE COVENANTS .................................................. 25
     5.01    Use of Funds ................................................... 25
     5.02    Maintenance and Access to Records .............................. 25
     5.03    Quarterly Unaudited Financial Statements ....................... 25
     5.04    Annual Audited Financial Statements ............................ 26
     5.05    Compliance Certificate ......................................... 26
     5.06    Statement of Material Adverse Change in Condition .............. 26

     5.07    Title Defects .................................................. 26
     5.08    Additional Information ......................................... 26
     5.09    Compliance with Laws and Payment of Assessments and Charges .... 26
     5.10    Maintenance of Existence and Good Standing ..................... 26
     5.11    Further Assurances ............................................. 27
     5.12    Initial Expenses of the Bank ................................... 27
     5.13    Subsequent Expenses of the Bank ................................ 27
     5.14    Maintenance of Tangible Property ............................... 28
     5.15    Maintenance of Insurance ....................................... 28
     5.16    Inspection of Tangible Assets/Right of Audit ................... 28
     5.17    Payment of Note and Performance of Obligations ................. 28
     5.18    Borrowing Base ................................................. 28
     5.19    Compliance with Environmental Laws ............................. 28
     5.20    Hazardous Substances Indemnification ........................... 28
     5.21    Properties Not Operated by the Borrower ........................ 29
     5.22    Transactions with Affiliates ................................... 29
     5.23    Leases ......................................................... 29
     5.24    Operation of Borrowing Base Oil and Gas Properties ............. 30
     5.25    Assignments .................................................... 30
     5.26    Change of Purchasers of Production ............................. 30
     5.27    Payment of Taxes, Etc .......................................... 30
     5.28    Notice of Litigation ........................................... 30
     5.29    Notice of Events of Default .................................... 31
     5.30    Notice of Change of Principal Offices .......................... 31
     5.31    Employee Benefit Plans ......................................... 31
     5.32    Production Reports ............................................. 31
     5.33    Operating Accounts ............................................. 31
     5.34    Payment of Obligations ......................................... 31
     5.35    Agreements ..................................................... 31

ARTICLE VI.

     NEGATIVE COVENANTS ..................................................... 32
     6.01    Other Indebtedness ............................................. 32
     6.02    Loans or Advances .............................................. 32
     6.03    Mortgages or Pledges of Assets ................................. 32
     6.04    Sales of Assets ................................................ 32
     6.05    Dividends ...................................................... 33
     6.06    Payment of Accounts Payable .................................... 33
     6.07    Cancellation of Insurance ...................................... 33
     6.08    Investments .................................................... 33
     6.09    Changes in Structure or Business ............................... 33
     6.10    Limitation on Leases ........................................... 33

     6.11    Pooling or Unitization ......................................... 33
     6.12    Hedge Agreements ............................................... 33
     6.13    Capital Stock of Borrower ...................................... 34
     6.14    Margin Stock ................................................... 34
     6.15    General and Administrative Expenses ............................ 34
     6.16    Minimum Tangible Net Worth ..................................... 34
     6.17    Current Ratio .................................................. 34
     6.18    Debt Service Coverage Ratio .................................... 34

ARTICLE VII.

     EVENTS OF DEFAULT ...................................................... 35
     7.01    Enumeration of Events of Default ............................... 35
     7.02    Rights Upon Unmatured Event of Default ......................... 36
     7.03    Rights Upon Default ............................................ 36
     7.04    Remedies ....................................................... 37
     7.05    Right of Set-off ............................................... 38

ARTICLE VIII.

     MISCELLANEOUS .......................................................... 38
     8.01    Security Interests in Deposits and Right of Offset
             or the Banker's Lien ........................................... 38
     8.02    Survival of Representations, Warranties and Covenants .......... 38
     8.03    Notices and Other Communications ............................... 38
     8.04    Parties in Interest ............................................ 39
     8.05    Renewals and Extensions ........................................ 39
     8.06    No Waiver by the Bank .......................................... 39
     8.07    Waiver, Release, and Indemnification by the Borrower ........... 40
     8.08    GOVERNING LAW .................................................. 40
     8.09    Incorporation of Exhibits and Schedules ........................ 40
     8.10    Survival Upon Unenforceability ................................. 40
     8.11    Rights of Third Parties ........................................ 40
     8.12    Amendments or Modifications .................................... 41
     8.13    Agreement Construed as an Entirety ............................. 41
     8.14    Number and Gender .............................................. 41
     8.15    AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS ...................... 41
     8.16    Controlling Provision Upon Conflict ............................ 41
     8.17    Time, Place and Method of Payments ............................. 41
     8.18    Termination .................................................... 42
     8.19    Non-Application of Chapter 346 of Texas Finance Code ........... 42
     8.20    Counterpart Execution .......................................... 42

EXHIBITS

EXHIBIT A       Borrowing Base Oil and Gas Properties
EXHIBIT B       Revolving Note
EXHIBIT C       Compliance Certificate
EXHIBIT D       Security Instruments


SCHEDULES

Schedule 4.01   Information Regarding the Borrower and its Subsidiaries
Schedule 4.10   List of Purchasers of Production
Schedule 4.14   Litigation
Schedule 4.15   Existing Indebtedness
Schedule 4.16   Material Commitments
Schedule 4.22   Insurance Certificate
Schedule 4.24   Pipeline Assets and Facilities
Schedule 4.25   Ownership Interests

                                CREDIT AGREEMENT
                                ----------------

       THIS CREDIT AGREEMENT (this "Agreement"), dated effective November 8, 2001, is by and between TENGASCO, INC., a Tennessee corporation, TENNESSEE LAND & MINERAL CORPORATION, a Tennessee corporation, and TENGASCO PIPELINE CORPORATION, a Tennessee corporation (collectively, the "Borrower") and BANK ONE, NA, a national banking association (the "Bank").

                               W I T N E S S E T H
                               -------------------

              WHEREAS, the Borrower desires to obtain a loan from the Bank in order to repay certain indebtedness of the Borrower and to satisfy certain working capital needs, including the exploration, development and/or acquisition of oil and gas properties and for general corporate purposes; and

              WHEREAS, the Bank is willing to loan such funds to the Borrower in accordance with the terms of this Agreement;

              NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Bank and the Borrower agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

              As used in this Agreement, the following terms shall have the meanings indicated:

              "AFFILIATE" means, as applied to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means either: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the legal or beneficial ownership of or voting rights with respect to ten percent (10%) or more of the equity interest in such Person.

              "AGREEMENT" means this Credit Agreement, as the same may be amended or supplemented from time to time.

              "BANK PARTIES" has the meaning given such term in Section 8.07(B).

              "BORROWING BASE" means the maximum Loan amount supported by the Borrowing Base Oil and Gas Properties, as determined by the Bank from time to time in accordance with Section 2.05 of this Agreement.

              "BORROWING BASE OIL AND GAS PROPERTIES" means those Oil and Gas Properties of the Borrower that are subject to the liens created by the Security Instruments to secure the Obligations, including, but not limited to, the indebtedness evidenced by the Note, which Borrowing Base Oil and Gas Properties are described in Exhibit "A" attached hereto and made a part hereof.

              "BUSINESS DAY" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws applicable to national banking associations and those applicable to national association banks.

              "CHANGE OF CONTROL" means an event or series of events, occurring without Bank's prior written approval, by which (i) any reduction of greater than ten percent (10%) occurs in the aggregate of total percentage of the stock of Tengasco, Inc. that is owned by the officers and directors of Tengasco, Inc. as shown on Schedule 4.25; (ii) any change of ownership of the stock in any of Tengasco, Inc.'s Subsidiaries, including, but without limitation, Tennessee Land & Mineral Corporation and Tengasco Pipeline Corporation, resulting in Tengasco, Inc. owning less than one hundred percent (100%) of the stock of each of its Subsidiaries; or (iii) any change in the board of directors of any Borrower, or any change of the Person who holds any position of president, vice-president or chief financial officer of any of the Borrowers.

              "CLOSING" has the meaning provided in Section 3.01.

              "COMPLIANCE CERTIFICATE" means the certificate of the President, Chief Executive Officer or Chief Financial Officer of the Borrower submitted to the Bank from time to time pursuant to this Agreement and attesting to the financial covenants and stating, to such officer's knowledge, whether or not an Event of Default or an Unmatured Event of Default has occurred and is continuing and, if such an event has occurred, the actions being taken by the Borrower, to remedy such situation and that GAAP has been used in the preparation of the Financial Statements, which certificate shall be in the form attached hereto as Exhibit "C".

              "CONSOLIDATED TANGIBLE NET WORTH" means, as of any reporting period, Stockholders' Equity less the sum of:

              (A) Goodwill, including any amounts, however designated on a consolidated balance sheet of the Borrower and its Subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

              (B)    Patents, trademarks, trade names, and copyrights;

              (C) Any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet;

              (D) Loans and advances to stockholders, directors, officers, or employees, to the extent they exceed $10,000.00 in the aggregate; and

              (E) Any other amount in respect of an intangible that should be classified as an asset on a consolidated balance sheet of the Borrower in accordance with GAAP.

              "COPAS"   means  the   Accounting   Procedure   Joint   Operations
Recommended by the Council of Petroleum Accountants Society, with respect to onshore operations.

              "CURRENT ASSETS" means at any time, all assets, that should in accordance with GAAP, be classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries.

              "CURRENT LIABILITIES" means at any time, all liabilities that should in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries, MINUS the amount of Loans under this Agreement which are deemed to be current in accordance with GAAP.

              "CURRENT RATIO" means the ratio derived from dividing Current Assets by Current Liabilities.

              "DEBT SERVICE COVERAGE RATIO" means the ratio derived from dividing quarterly EBITDA less cash dividend payments made by Borrower for any such quarter by the sum of (i) actual cash payments of interest expense of Borrower for such quarter, (ii) eight and one third percent (8.33%) of the outstanding balance of the Loans at the end of such quarter, and (iii) twenty-five percent (25%) of the current maturities of Indebtedness of Borrower other than under this Agreement, calculated at the end of such quarter.

              "EBITDA" means, for any reporting period, Borrower's earnings for such period, before deductions for interest, taxes, depreciation, depletion, amortization and other non-cash charges and addition of non-cash credit.

              "ENVIRONMENTAL LAWS" means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, and the Oil Pollution Act of 1990; (b) any and all environmental statutes of any state in which property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

              "EVENT OF DEFAULT"  means any of the events  specified  in Section
7.01 of this Agreement.

              "FINANCIAL STATEMENTS" means the statements of the financial condition of the indicated Person, on a consolidated basis, as at the point in time and for the period indicated and consisting of at least a balance sheet, income statement and statement of changes in financial position, and, when the foregoing are audited, accompanied by the certification of such Person's independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding year.

              "FLOATING RATE" means a per annum interest rate equal to the Prime Rate in effect from time to time plus one-quarter percent (.25%) in the absence of any Event of Default, or plus four and one-quarter percent (4.25%) following and during the continuation of any Event of Default.

              "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

              "GENERAL AND ADMINISTRATIVE EXPENSES" means total expenses of Borrower, MINUS (A) lease operating expenses, (B) dry-hole costs and other exploration expenses, (C) depreciation, depletion, and amortization, (D) interest expense, (E) COPAS overhead, and (F) severance and ad valorem taxes,
(G) state and federal income taxes.

              "HAZARDOUS SUBSTANCES" means flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws now or hereafter enacted or promulgated by any regulatory authority or governmental body, but only to the extent any such law is or becomes applicable to the Borrower or any of its property.

              "HEDGE AGREEMENT" means any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or any option with respect to such transaction, as more specifically provided in those certain master swap agreements on International Swaps and Derivatives Association forms and the schedules thereto and any confirmations thereunder entered into by Borrower with any other Person.

              "HYDROCARBONS" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

              "INDEBTEDNESS" means, as to any Person, (a) all items of indebtedness or liability (other than capital, surplus, deferred credits and reserves, as such) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance existing on or encumbering property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, purchase of securities or capital contribution, through a commitment to pay for property or services regardless of the nondelivery of such property or the nonfurnishing of such services or otherwise), or in respect of which such Person has otherwise become directly or indirectly liable, contingently or otherwise, whether now existing or hereafter arising, and (d) all leases that, in accordance with GAAP, should not be reflected on the Borrower's balance sheet.

              "INVESTMENT" in any Person means any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, or loan to, such Person.

              "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

              "LEASES" means oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrowing Base Oil and Gas Properties.

              "LIMITATION PERIOD" means any period while any amount remains owing on the Note when interest on such amount, calculated at the applicable rate prescribed on the Note, plus any fees payable hereunder and deemed to be interest under applicable Law, would exceed the Maximum Rate.

              "LOAN" means, singly, any advance by the Bank to the Borrower pursuant to this Agreement and "LOANS" means, cumulatively, the aggregate sum of all money advanced by the Bank to the Borrower pursuant to this Agreement.

              "LOAN DOCUMENTS" means this Agreement, the Note, the Security Instruments, and all other promissory notes, security agreements, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

              "LOAN EXCESS" means, at any point in time, the amount, if any, by which the outstanding balance on the Loans evidenced by the Note exceeds the Revolving Commitment then in effect.

              "MARKETABLE TITLE" means good and defensible title, free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances.

              "MAXIMUM RATE" means the maximum rate of non-usurious interest permitted from day to day by applicable law, including as to Chapter 303 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated weekly rate ceiling."

              "MONTHLY BORROWING BASE REDUCTION" means the amount of the automatic monthly reduction to the Borrowing Base, as determined by the Bank from time to time in accordance with Section 2.05 of this Agreement.

              "MULTI-EMPLOYER PLAN" means a plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

              "NISHIWAKI NOTE" means, collectively, (i) that certain promissory note dated August 16, 2000 executed by Tengasco Pipeline Corporation in favor of Nick Nishiwaki ("NISHIWAKI") for the principal amount of Two Million Dollars ($2,000,000.00), (ii) that certain Loan Agreement dated August 16, 2000 between Tengasco Pipeline Corporation and Nishiwaki, (iii) that certain Throughput Agreement dated August 16, 2000 between Tengasco Pipeline Corporation and Nishiwaki, (iv) that certain letter agreement dated April 20, 2001 between Tengasco Pipeline Corporation and Nishiwaki, and (v) that certain promissory note dated August 16, 2000 executed by Tengasco Pipeline Corporation in favor of Morita Properties, Inc. ("MORITA") for the principal amount of Five Hundred Thousand Dollars ($500,000.00) which was assigned by Morita to Nishiwaki per that certain agreement dated January 4, 2001 between Morita and Nishiwaki, (vi) that certain Loan Agreement dated August 16, 2000 between Tengasco Pipeline Corporation and Morita, the benefits and obligations of which were assigned by Morita to Nishiwaki per that certain agreement dated January 4, 2001 between Morita and Nishiwaki, and
(vii) that certain Throughput Agreement dated August 16, 2000 between Tengasco Pipeline Corporation and Morita, the benefits and obligations of which were assigned by Morita to Nishiwaki per that certain agreement dated January 4, 2001 between Morita and Nishiwaki.

              "NOTE" means the Revolving Note, and any extension, renewal, or rearrangement of, or substitute for, such Note.

              "OBLIGATIONS" means all obligations, indebtedness, and liabilities of the Borrower to the Bank, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement and the other Loan Documents and any Hedge Agreement entered into between Borrower and Bank, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the administration, enforcement or collection thereof.

              "OIL AND GAS PROPERTIES" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "PERMITTED ASSET SALES" means sales, leases, assignments, transfers or disposals of, in one or any series of related transactions, all or any portion of Borrower's: (a) equipment, whether now owned or hereafter acquired, including transfers to Subsidiaries, which, in the aggregate, do not exceed $250,000.00 in any rolling twelve month period, or (b) Oil and Gas Properties that neither are covered by any of the Security Instruments nor contain any proved oil and gas reserves.

              "PERMITTED ENCUMBRANCES" means:

              (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

              (B) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

              (C) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pensions or other employee benefits;

              (D) Encumbrances consisting of covenants, zoning restrictions, rights, easements, liens or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed operations;

              (E) Liens of operators and/or co-working interest owners under joint operating agreements or similar contractual arrangements with respect to the Borrower's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet due;

              (F) Liens securing surety or other bonds required in the normal course of business not to exceed $25,000.00 in the aggregate at any time in effect;

              (G) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business:

                     (1) Claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;

                     (2) Claims, liens, and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                     (3)    Claims   or   liens   of   mechanics,   materialmen,
                     warehousemen, carriers, or other like liens; and

                     (4)    Adverse judgments on appeal.

              (H)    Liens securing payment and performance of the Obligations;

              (I) Liens securing purchase money obligations included in the definition of Permitted Indebtedness if such liens encumber only the property for which such purchase money obligation was incurred; and

              (J) Inchoate liens in respect of royalty or overriding royalty owners.

              "PERMITTED HEDGE AGREEMENT" means any Hedge Agreement which Borrower enters into with or through the Bank or any Affiliate thereof or with any other Person reasonably acceptable to the Bank, and any other confirmations which Borrower may hereafter enter into with or through the Bank or any Affiliate thereof or any other Person reasonably acceptable to the Bank.

              "PERMITTED INDEBTEDNESS" means:

              (A)    The Loans;

              (B)    Loans by the Bank under other credit arrangements;

              (C) Unsecured current accounts payable incurred in the ordinary course of business which are (i) not overdue, or (ii) being contested in good faith by appropriate proceedings, or (iii) the subject of usual and customary review and evaluation;

              (D) Loans, advances or extensions of credit from suppliers, contractors or other Persons who are not Affiliates of Borrower under applicable contracts or agreements in connection with Borrower's oil and gas exploration and development activities, which are not overdue or are being contested in good faith by appropriate proceedings;

              (E) Letters of credit or performance bonds required to be obtained by the Borrower in the normal course of its business to assure the proper plugging and abandonment of oil or gas drilling or production locations or bonds required by any governmental agency or instrumentality in the normal course of the Borrower's business; and

              (F) Purchase money obligations of the Borrower of up to $100,000 at any time for the purchase of equipment so long as the purchase money obligations do not exceed the fair market value of the equipment purchased therewith.

              "PERSON" means an individual, company, corporation, partnership, joint venture, limited liability company, trust, association, unincorporated organization or a government or any agency or political subdivision thereof.

              "PLAN" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

              "PROHIBITED  TRANSACTION"  means  any  transaction  set  forth  in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

              "PROVED RESERVES" means the estimated quantities of crude oil, condensate, natural gas liquids and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable by primary producing mechanisms in future years from known reservoirs underlying lands or interests therein constituting Oil and Gas Properties, under existing economic and operating conditions. Reserves which can be produced economically through application of improved recovery techniques (i.e., fluid injection) will be included in Proved Reserves when successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the pilot project or installed program was based. In general, the economic productivity of the estimated proved reserves is supported by actual production or a conclusive formation test; however, in certain instances proved reserves are assigned to reservoirs on the basis of a combination of electrical and other type logs and core analyses which indicate these reservoirs are analogous to similar reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test.

              "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

              "REQUEST FOR ADVANCE" means the written request by Tengasco, Inc. for an advance by the Bank pursuant to this Agreement, which Request for Advance shall be signed by an authorized officer of Tengasco, Inc. and shall include a statement of the amount requested to be advanced, the date of the requested advance and such other information as the Bank in its reasonable discretion deems necessary.

              "REVOLVING COMMITMENT" means the obligation of the Bank, subject to the provisions of this Agreement and existing only through the Revolving Loan Termination Date, to advance to the Borrower funds in an amount not to exceed at any one time outstanding the lesser of: (a) the Borrowing Base then in effect, or (b) the Revolving Commitment Limit.

              "REVOLVING COMMITMENT LIMIT" means $10,000,000.00 as of the Closing, but such amount may be increased by the Bank in its sole discretion from time to time with the agreement of the Borrower should the Borrower contribute additional Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties in accordance with Section 2.11 hereof or should the Borrowing Base, as determined in accordance with Section 2.05, ever exceed such amount.

              "REVOLVING LOAN" means the loan made pursuant to Section 2.01.

              "REVOLVING LOAN TERMINATION DATE" means November 8, 2004.

              "REVOLVING NOTE" means the promissory note in the original face amount of $35,000,000.00 dated of even date herewith made by the Borrower payable to the order of the Bank, in substantially the form attached hereto as Exhibit "B," together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence certain advances to the Borrower by the Bank pursuant to Section 2.01 hereof.

              "SECURITY INSTRUMENTS" means the security instruments described on Exhibit "D," in form and substance satisfactory to the Bank, to be executed by Borrower pursuant to Section 3.01, and any and all other instruments or documents hereafter executed in connection with or as security for the payment of the Note.

              "STOCKHOLDERS' EQUITY" means, at any time, the sum of the following accounts set forth on a consolidated balance sheet of the Borrower, prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock; (B) capital surplus; and (C) retained earnings.

              "SUBSIDIARY" means, as to any Person, any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and any partnership, association, joint venture, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

              "TRANSFER ORDER LETTERS" means the letters in lieu of division or transfer orders, in form acceptable to the Bank.

              "UNMATURED EVENT OF DEFAULT" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

              UNDEFINED TERMS. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP.

                                   ARTICLE II.

                                    THE LOAN
                                    --------

              2.01 THE REVOLVING LOAN. Upon the terms and conditions (including, without limitation, the right of the Bank to terminate the Revolving Commitment hereunder upon an Event of Default or to suspend its obligation to make advances under the Revolving Commitment upon an Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement, the Bank agrees, for a period from and after the date hereof through the Revolving Loan Termination Date, to make advances to the Borrower from time to time following receipt of a Request for Advance at least one Business Day prior to such requested advance, in such amounts as the Borrower may request; PROVIDED, HOWEVER, each such advance shall be in an amount of not less than $100,000.00 and in an integral multiple of $10,000.00 and the aggregate principal amount of all advances made pursuant to this Section 2.01 and at any one time outstanding shall not exceed the Revolving Commitment.

              Through the Revolving Loan Termination Date, the Borrower may use this revolving credit by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The borrowings made by the Borrower pursuant to the Revolving Commitment shall be solely requested by Tengasco, Inc. through a Request for Advance and all advances to the Borrower may be made by the Bank to Tengasco, Inc's account at the principal office of the Bank in Houston, Texas. All Loans shall be evidenced by the Revolving Note. The entire principal amount of the Revolving Note is due on the Revolving Loan Termination Date.

              2.02 ADVANCES AND PAYMENTS OF PRINCIPAL UNDER THE REVOLVING NOTE. Each time an advance is made against or payment is made on the Revolving Note, the Bank is hereby irrevocably authorized by the Borrower to make appropriate entries of such in its records in accordance with the usual and customary practices of accounting for advances and payments on notes; provided, however, the failure of the Bank to do so shall not relieve the Borrower of its correct liability hereunder or under the Revolving Note.

              The aggregate unpaid amount of advances reflected by the notations by the Bank on its records or the ledger sheets affixed to the Revolving Note shall be deemed rebuttably presumptive evidence of the principal amount owing on the Revolving Note. The liability for payment of principal and interest evidenced by the Revolving Note shall be limited to principal amounts actually advanced to the Borrower and outstanding under this Agreement and interest on such amounts calculated in accordance with this Agreement. Interest provided for in the Revolving Note and herein shall be calculated on unpaid sums actually advanced and outstanding under the Revolving Note pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

                  2.03 PAYMENTS OF INTEREST UNDER THE REVOLVING NOTE. Subject to the terms and provisions of this Agreement, interest on the Revolving Loan, calculated at the Floating Rate, shall be due and payable monthly as it accrues beginning December 1, 2001, and continuing thereafter on the first day of each succeeding calendar month while any amount remains owing on the Revolving Note and at the Revolving Loan Termination Date, the interest payment in each instance to be that which has been earned and remains unpaid. The rate of interest charged on the Revolving Loan shall be adjusted, effective on the effective date of each change in the Prime Rate, and in the ordinary course of business the Bank shall send written notice to the Borrower that a change in the Prime Rate has occurred.

              2.04 GENERAL PROVISIONS RELATING TO INTEREST. All Loans hereunder and outstanding from time to time shall bear interest at the rate prescribed in the Revolving Note, as applicable, calculated on the basis of a year of three hundred sixty (360) days from the date of advance to, but not including, the date of repayment.

              It is the intention of the parties hereto to comply strictly with the usury Laws of the State of Texas and the United States of America and, in this connection, there shall never be collected, charged or received on any sums advanced hereunder interest in excess of the Maximum Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, the Borrower agrees that the maximum rate to be charged shall be the "indicated (weekly) rate ceiling" as defined in said Chapter, provided that the Bank may also rely to the extent permitted by applicable Laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other applicable Laws of the State of Texas or the United States of America applicable to the Bank, if greater. Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Maximum Rate and the obligation of the Borrower for any fees payable hereunder and deemed to be interest under applicable Law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable Laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Maximum Rate until such time as there has been paid to the Bank (a) the amount of interest in excess of the Maximum Rate that the Bank would have received during the Limitation Period had the interest rate remained at the relevant rates specified in the Note, and (b) all interest and fees otherwise due to the Bank but for the effect of such Limitation Period.

              If under any circumstances the aggregate amounts paid on the Note or under this Agreement include amounts which by Law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable Laws of the State of Texas or the United States of America, the result of mathematical error on the part of both the Borrower and the Bank, and the Bank shall promptly refund the amount of such excess (to the extent only of such interest payments above the Maximum Rate which could lawfully have been collected and retained) upon discovery of such error by the Bank or notice thereof from the Borrower.

              2.05 BORROWING BASE DETERMINATION. The initial Borrowing Base is hereby established at $10,000,000.00. Subject to the other provisions of this Agreement, the initial Monthly Borrowing Base Reduction is hereby established at $0.00. If the next Borrowing Base redetermination has not occurred on or before February 1, 2002, the Monthly Borrowing Base Reduction will be established as $200,000.00 commencing February 1, 2002. On or before December 1, 2002, the Borrower shall furnish to the Bank information sufficient to update to an effective date of November 1, 2001, the most recent petroleum engineering reports provided to the Bank prior to Closing relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. Upon receipt of such report, the Bank shall, in the normal course of business, make a determination of the Borrowing Base and the Monthly Borrowing Base Reduction which shall become effective upon written notification from the Bank to the Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction as set forth in this Section. Thereafter, on or before each June

1 and December 1 until the Revolving Loan Termination Date, the Borrower shall furnish to the Bank a report, in form and substance satisfactory to the Bank, which report shall set forth, as of each preceding May 1 or November 1, as applicable, the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. Each report to be provided on or before each June 1 shall be a complete report relating to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties prepared by an independent petroleum engineer or firm of engineers reasonably satisfactory to the Bank. Each report to be provided on or before each December 1 shall simply update the previous complete report, and may be prepared by the Borrower's own engineers and shall be certified by the President, Chief Executive Officer or Chief Financial Officer of the Borrower. Upon receipt of each such report, the Bank shall, in the normal course of business, make a determination of the Borrowing Base and the Monthly Borrowing Base Reduction which shall become effective upon written notification from the Bank to the Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction as set forth in this
Section 2.05. The Bank may redetermine the Borrowing Base and the Monthly Borrowing Base Reduction, at any time, and from time to time, which redetermination shall become effective upon written notification from the Bank to the Borrower and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction, as set forth in this Section. The Bank may require the Borrower to provide a report prepared by an independent petroleum engineer or firm of engineers reasonably satisfactory to the Bank regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties at any time upon ninety (90) days advance notice to the Borrower.

              The Borrowing Base shall represent the Bank's determination, in accordance with its customary lending practices, of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties and the Borrower acknowledges, for purposes of this Agreement, such determination by the Bank as being the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties. In making any redetermination of the Borrowing Base, the Bank shall apply the parameters then generally being utilized by the Bank for Borrowing Base redeterminations for other similarly situated borrowers. The Borrower and the Bank acknowledge that (a) due to the uncertainties of the oil and gas extraction process, the Borrowing Base Oil and Gas Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and (b) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Oil and Gas Properties, the Bank's determination of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties contains an equity cushion, which equity cushion is acknowledged by the Borrower as essential for the adequate protection of the Bank.

              2.06 MANDATORY PREPAYMENT OF THE NOTE. In the event that the Bank determines that a Loan Excess exists, the Borrower shall immediately, but in no event later than thirty (30) days following notice from the Bank of any such scheduled or non-scheduled Borrowing Base determination, (i) prepay the principal of the Revolving Note in an aggregate amount at least equal to such Loan Excess or (ii) add to the Borrowing Base Oil and Gas Properties additional Oil and Gas Properties of the Borrower sufficient in value, as determined by the Bank in its sole discretion pursuant to Section 2.05, to increase the Borrowing Base to equal the unpaid principal amount of the Revolving Note. Notwithstanding the foregoing provisions of this section, the Borrower shall pay the amount of any Loan Excess that would result from the application of each Monthly Borrowing Base Reduction on or before the day that such Monthly Borrowing Base Reduction becomes applicable.

              2.07 ADVANCES TO SATISFY OBLIGATIONS OF THE BORROWER. The Bank may, but shall not be obligated to, make advances hereunder and apply same to the satisfaction of any condition, warranty, representation or covenant of the Borrower contained in this Agreement, and the funds so advanced and applied shall be part of the Loan proceeds advanced under this Agreement and evidenced by the Revolving Note.

              2.08 ASSIGNMENT OF PRODUCTION. Certain of the Security Instruments covering the Borrowing Base Oil and Gas Properties contain an assignment unto and in favor of the Bank of all oil, gas and other minerals produced and to be produced from or attributable to the Borrowing Base Oil and Gas Properties together with all of the revenues and proceeds attributable to such production, and such Security Instruments further provide that all such revenues and proceeds which may be so collected by the Bank pursuant to the assignment shall be applied to the payment of the Note and the satisfaction of all other Indebtedness to be secured by such Security Instruments. The Borrower hereby appoints the Bank its agent and attorney-in-fact until this Agreement has been terminated in accordance with Section 8.18 hereof for purposes of completing the letter transfer orders delivered to the Bank pursuant to Section
3.01 hereof which power is coupled with an interest and is not revocable.

              2.09 COMMITMENT FEE. As consideration for the commitment of the Bank to make Loans to the Borrower through the Revolving Loan Termination Date pursuant to this Agreement, the Borrower agrees to pay to the Bank within five
(5) Business Days of receipt of the Bank's statement as to quarterly periods ending March 31, June 30, September 30 and December 31 of each year (except the first period shall be for a period of time from the Closing to December 31,
2001) during the period commencing on the date of this Agreement to and including the Revolving Loan Termination Date and at the Revolving Loan Termination Date, a fee equal one-half of one percent (1/2 of 1%) per annum (computed on the basis of 360) multiplied by an amount equal to the daily average excess, if any, of the Revolving Commitment over the aggregate principal amount outstanding on the Note, throughout the period from the date of this Agreement or previous calculation date provided above, whichever is later, to the relevant calculation date or the Revolving Loan Termination Date, as the case may be.

              2.10 FACILITY FEE. As consideration for the commitment of the Bank to make Loans to the Borrower pursuant to this Agreement, the Borrower shall pay to the Bank a facility fee of one and one fourth percent (1 1/4%) of the amount of the initial Borrowing Base established in

Section  2.05  hereof.  Any time the  Borrowing  Base is  increased  pursuant to
Section 2.05, an additional facility fee shall be paid to Bank by Borrower in the amount of three-fourths of one percent (3/4 of 1%) of any such increase above the highest Borrowing Base that was in effect at any time prior to such increase.

              2.11 ADMINISTRATIVE FEE. As further consideration for the Bank's obligations pursuant to this Agreement, Borrower shall pay to Bank an administrative fee of $15,000.00 on each anniversary of the date of Closing, and on the Revolving Loan Termination Date.

              2.12 ADDITION/DELETION OF BORROWING BASE OIL & GAS PROPERTIES. The Borrower may, from time to time upon fifteen (15) days prior written notice to the Bank, propose to add Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties. Any such proposal to add Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties shall be accompanied by an engineering report applicable to such properties that conforms to the requirements of Section 2.05 and evidence sufficient to establish that the Borrower has Marketable Title to such Oil and Gas Properties, and any such addition shall become effective at such time as: (a) the Bank has made its determination of the amount by which the Borrowing Base would be increased as the result of such addition and (b) the conditions set forth in Article III hereof, to the extent they are applicable to such additional Oil and Gas Properties of the Borrower, have been satisfied.

              2.13 ADJUSTMENT TO REVOLVING COMMITMENT LIMIT. Borrower may propose not more than twice during any rolling twelve (12) month period, in addition to the Borrowing Base redetermination allowed pursuant to Section 2.05, to increase the Borrowing Base by adding additional Oil and Gas Properties to the Borrowing Base Oil and Gas Properties pursuant to Section 2.12, Borrower may also request that Bank increase the amount of the Revolving Commitment Limit. At any time that Borrower makes such a request it shall promptly provide Bank with such financial information as Bank may request to assist the Bank in evaluating such request. Following the receipt of such information from Borrower, the Bank shall, in the normal course of its business, make a redetermination of the Revolving Commitment Limit, which shall become effective upon written notification from the Bank to Borrower of the new Revolving Commitment Limit. The Borrower may, on a quarterly basis, upon written notice to the Bank, amend the definition of the Revolving Commitment Limit by reducing the amount set forth in such definition. Upon such reduction, the Bank shall not be obligated to extend Loans in excess of such reduced Revolving Commitment Limit. If and when the Bank increases the Revolving Commitment Limit at Borrower's request, the commitment fee, as determined pursuant to Section 2.09 of this Agreement, shall be calculated using such increased amount for all of the calculation period in which such Revolving Commitment Limit was increased.

                                  ARTICLE III.

                                   CONDITIONS
                                   ----------

              The obligation of the Bank to make the Loans is subject to the following conditions precedent:

              3.01 CONDITIONS TO THE CLOSING. The Borrower shall have duly delivered or caused to be delivered to the Bank, prior to the initial disbursement of the Loans (the "Closing"), the following:

              (A)    The Revolving Note;

              (B)    Each of the Security Instruments;

              (C) Transfer Order Letters applicable to the production of oil and gas from the Borrowing Base Oil and Gas Properties;

              (D) The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower in the Offices of the Secretaries of State of the State of Tennessee, the State of Kansas and each State in which any of the Borrowing Base Oil and Gas Properties are located or deemed to be located, and the counties and/or parishes in which the Borrower maintains its principal place of business and in which any of the Borrowing Base Oil and Gas Properties are located, such search to be as of a date no more than ten (10) days prior to the date of Closing.

              (E) A certified (as of the date of the Closing) copy of resolutions of each Borrower's Board of Directors authorizing the execution, delivery, and performance of this Agreement, the Note, and each other document to be delivered pursuant hereto;

              (F) A certificate (dated the date of the Closing) of each Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note, and each other document to be delivered pursuant hereto;

              (G) A copy, certified as of the most recent date practicable by the Secretary of State of the state in which Borrower is incorporated, of each Borrower's certificate of incorporation, together with a certificate (dated the date of the Closing) of each Borrower's corporate secretary to the effect that true and correct copies of the articles of incorporation and bylaws of such Borrower are attached thereto and that such articles of incorporation and bylaws have not been amended;

              (H) Certificates, as of the most recent dates practicable, of the aforesaid Secretaries of State, the Secretary of State of each state in which each Borrower is qualified as a foreign corporation, and the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

              (I)    A Compliance Certificate, dated the date of the Closing;

              (J) Evidence satisfactory to the Bank, in its sole discretion, that as of the date of Closing, all existing Indebtedness owed by Borrower, including, without limitation, the debt described on
              Schedule 4.15 attached hereto has been fully and completely repaid.

              (K)    Payment  of the  facility  fee  pursuant  to  Section  2.10 hereof;

              (L) Payment of the Bank's attorneys' fees upon receipt of a reasonably detailed invoice pursuant to Section 5.12 hereof; and

              (M) A legal opinion of outside counsel to the Borrower in form and substance reasonably satisfactory to the Bank confirming the legal conclusions expressed in Borrower's representations set forth in Sections 4.01 through 4.03, 4.11, 4.20 and 4.21.

              3.02 DOCUMENTS REQUIRED FOR SUBSEQUENT DISBURSEMENTS. As of the time of funding any additional advances to Borrower that have been approved by the Bank pursuant to Section 2.01 and are made in conjunction with the addition of Oil and Gas Properties owned by the Borrower to the Borrowing Base Oil and Gas Properties, the Borrower shall have duly delivered to the Bank: (i) the Security Instruments that are necessary or appropriate, in the reasonable opinion of the Bank, relating to such additional Oil and Properties, and (ii) Transfer Order Letters applicable to the production of oil and gas from the such additional Borrowing Base Oil and Gas Properties.

              3.03 GENERAL CONDITIONS TO ALL DISBURSEMENTS. At the time of the Closing and each subsequent disbursement:

              (A) No Event of Default shall have occurred and be continuing, and no Unmatured Event of Default shall have occurred;

              (B) The representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made on such date, except such as are expressly limited to a prior date, which shall have been true and correct in all material respects as of such prior date;

              (C) The Bank shall have been, and shall continue to be, satisfied, in its sole good faith discretion, that the Borrower holds Marketable Title to the Borrowing Base Oil and Gas Properties, and that such ownership includes record title to an undivided net revenue interest in the production from each such Borrowing Base Oil and Gas Property that is not less than, as well as an undivided working interest in each Borrowing Base Oil and Gas Property that is not greater than (unless there is a corresponding increase in the net revenue interest attributed to such party therein), the net revenue interest therein and the working interest therein, respectively, attributed to the Borrower on Exhibit "A," subject to the limitations and qualifications on such exhibit (or attributed to Borrower in any Security Instrument applicable to any Oil and Gas Property that is added to the Borrowing Base Oil and Gas Properties in connection with any subsequent funding after the Closing);

              (D) No material adverse change shall have occurred in the Borrower's financial condition since the date of the latest Financial Statements provided to the Bank prior to its execution of this Agreement and pursuant to Sections 5.03 and 5.04 hereof; and

              (E) All of the Security Instruments shall have remained in full force and effect.

              3.04 LEGAL MATTERS. At the time of the Closing and each subsequent
disbursement,   all  legal  matters   incidental  thereto  shall  be  reasonably
satisfactory to the Bank's designated legal counsel.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

              To induce the Bank to enter into this Agreement and to make the Loans hereunder, Borrower represents and warrants to the Bank that:

              4.01 EXISTENCE. Each Borrower is a corporation, duly organized, legally existing, and in good standing under the Laws of the State of Tennessee; each Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation; the Borrower and its Subsidiaries have the lawful power to own their properties and to engage in the businesses they conduct, and each is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which the Borrower and each Subsidiary are incorporated and qualified to do business are set forth in Schedule 4.01; the addresses of all places of business of the Borrower and its Subsidiaries are as set forth in Schedule 4.01; neither the Borrower nor any Subsidiary has changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as disclosed on Schedule 4.01; the Borrower has no Subsidiaries other than the

Subsidiaries named in Schedule 4.01; and all of the authorized, issued and outstanding shares of capital stock of each Subsidiary is owned by the Borrower.

              4.02 DUE AUTHORIZATION. Upon execution of the Loan Documents, the execution and delivery by the Borrower of this Agreement and the borrowings hereunder; the execution and delivery by the Borrower of the Note, the Security Instruments, and the Transfer Order Letters; and the repayment by the Borrower of the Indebtedness evidenced by the Note and interest and fees provided in the Note and this Agreement are (a) within the corporate power of the Borrower; (b) have been duly authorized by all necessary corporate action, and (c) do not and will not (i) require the consent of any regulatory authority or governmental body, (ii) contravene or conflict with any provision of Law or of the articles or bylaws of the Borrower, (iii) contravene or conflict with any indenture, instrument or other agreement to which the Borrower is a party or by which its property may be presently bound or encumbered, or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of the properties or assets of the Borrower under any such indenture, instrument or other agreement, other than under any of the Security Instruments.

              4.03 VALID AND BINDING OBLIGATIONS. This Agreement, the Note, and the Security Instruments when duly executed and delivered, will be legal, valid and binding obligations of and enforceable against the Borrower, in accordance with their respective terms (subject to any applicable bankruptcy, insolvency or other Laws of general application affecting creditors' rights, general equitable principles, whether considered in a proceeding in equity or at law, and judicial decisions interpreting any of the foregoing).

              4.04 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. All Financial Statements submitted and to be submitted to the Bank hereunder are and will be complete and correct in all material respects, are and will be prepared in accordance with GAAP consistently applied, and do and will fairly reflect the financial condition and the results of the operations of the Borrower in all material respects as of the dates and for the period stated therein (subject only to normal year-end audit adjustments with respect to such unaudited interim statements of the Borrower) and no material adverse change has since occurred in the condition, financial or otherwise, of the Borrower.

              4.05 TITLE TO BORROWING BASE OIL AND GAS PROPERTIES. The Borrower has Marketable Title to the working and net revenue interests in the Borrowing Base Oil and Gas Properties as set forth on Exhibit "A", free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances and any other exceptions, limitations or qualifications expressly disclosed on Exhibit "A."

              4.06 OIL AND GAS LEASES. The Leases which constitute any part of the Borrowing Base Oil and Gas Properties are in full force and effect as to those portions within the Borrowing Base Oil and Gas Properties, are valid, subsisting leases as to those portions within the Borrowing Base Oil and Gas Properties to which they pertain and all rentals, royalties and other amounts due and payable in accordance with the terms of the Leases as to those portions within the Borrowing

Base Oil and Gas Properties, overriding royalties, net profits or other production burdens have been duly paid or provided for; the obligations to be performed under the Leases as to those portions within the Borrowing Base Oil and Gas Properties have been duly performed; and the Borrower is not aware of any default by any third party under any of the Leases with respect to such third party's obligations.

              4.07 INTEREST IN THE BORROWING BASE OIL AND GAS PROPERTIES. Except as otherwise set forth on Exhibit "A" hereto, with respect to each of the Borrowing Base Oil and Gas Properties the ownership of the Borrower in such property will, with respect to the wells, units and/or tracts of land described in Exhibit "A" hereto in connection with such property, (i) entitle the Borrower to receive (subject to the terms and provisions of this Agreement) a Net Revenue Interest decimal share of the oil and gas produced from, or allocated to, such wells, units and/or tracts equal to not less than the NRI decimal share set forth in Exhibit "A" in connection with such wells, units and/or tracts, and
(ii) cause the Borrower to be obligated to bear a Working Interest decimal share of the cost of exploration, development and operation of such wells, units and/or tracts of land not greater than the W.I. decimal share set forth in Exhibit "A" in connection with such wells, units and/or tracts, unless any increase in the Borrower's share of costs is accompanied by a pro-rata increase in the Borrower's share of revenue. Except as set forth in the instrument and agreements, if any, more particularly described in Exhibit "A" hereto, all such shares of production which the Borrower is entitled to receive, and shares of expenses which the Borrower is obligated to bear, are not subject to change, except for changes attributable to future elections by the Borrower not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable governmental authority.

              4.08 OIL AND GAS CONTRACTS. The Borrower is not obligated, by virtue of any prepayment under any contract providing for the sale by the Borrower of hydrocarbons which contains a "take-or-pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements", to deliver a material amount of hydrocarbons produced from the Borrowing Base Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (I.E., in the case of oil, not in excess of sixty (60) days, and in the case of gas, not in excess of ninety (90)
days). The Borrowing Base Oil and Gas Properties are not subject to any contractual, or other arrangement for the sale of crude oil which cannot be canceled on ninety (90) days' (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. The Borrowing Base Oil and Gas Properties are not subject to any gas sales contract that contains any material terms which are not customary in the industry within the region in which the Borrowing Base Oil and Gas Properties affected thereby are located. The Borrowing Base Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

              4.09   PRODUCING   WELLS.  All  producing  wells  located  on  the
Borrowing Base Oil and Gas Properties have been, during all times that such were under the direction or control of the

Borrower and, to the knowledge of the Borrower, at all other times, drilled, operated and produced in conformity with all applicable Laws, rules, regulations and orders of all regulatory authorities having jurisdiction, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Oil and Gas Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Oil and Gas Properties.

              4.10 PURCHASERS OF PRODUCTION. The persons who are purchasing the Borrower's interests in oil and gas produced from the Borrowing Base Oil and Gas Properties as of the calendar month during which the initial Loans are made hereunder are identified on Schedule 4.10 attached hereto.

              4.11 AUTHORIZATIONS AND CONSENTS. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize, or is otherwise required in connection with the valid execution and delivery by the Borrower of this Agreement, the Note, and the Security Instruments, or any other instrument contemplated hereby, the repayment by the Borrower of advances against the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of its obligations under any of the foregoing.

              4.12 ENVIRONMENTAL LAWS. The Borrower (a) is and has in the past been in compliance with all Environmental Laws and all permits, requests and notifications relating to health, safety or the environment applicable to the Borrower or any of its properties, assets, operations and businesses; (b) has obtained and adhered to and currently possesses all necessary permits and other approvals, including interim status under the Federal Resource Conservation and Recovery Act, necessary to store, dispose of and otherwise handle Hazardous Substances and to operate its properties, assets and businesses; (c) has reported, to the extent required by all federal, state and local statutes, Laws, ordinances, regulations, rules, permits, judgments, orders and decrees, all past and present sites owned and/or operated by the Borrower where any Hazardous Substance has been released, treated, stored or disposed of and (d) has not used, stored, or Released any Hazardous Substance in excess of amounts allowed by Environmental Law. There is (x) no location on any property currently or previously owned or operated by the Borrower where Hazardous Substances are known to have entered or are likely to enter into the soil or groundwater or such property, other than immaterial releases of oil or natural gas in the ordinary course of business none of which releases (i) either individually, or in the aggregate, has had or may be expected to have material adverse effect on the Borrower's business or (ii) has violated or may be expected to violate any Environmental Laws, and (y) no on-site or off-site location to which the Borrower has released or transported Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances, which is or is likely to be the subject of any federal, state, local or foreign enforcement action or any investigation which could lead to any material claims against any such entity for any clean-up cost, remedial work, damage to natural resources, common law or legal liability, including, but not limited to, claims under Comprehensive Environmental Response, Compensation, and Liability Act. For the purposes of this Section, references to "the Borrower" shall include all predecessors, successors-in-interest of the Borrower; PROVIDED, that with respect to the Borrower's properties or assets, the foregoing representations as to predecessors and successors-in-interest are limited to the knowledge of the Borrower.

              4.13 COMPLIANCE WITH LAWS, RULES, REGULATIONS AND ORDERS. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary, the Borrower and its Subsidiaries have each complied with all applicable Laws with respect to: (1) the conduct of its business; and (2) the use, maintenance, and operation of the Borrowing Base Oil and Gas Properties and personal properties owned or leased by it in the conduct of its business; except as expressly set forth on Exhibit "A" hereto, the Borrower and its Subsidiaries possess all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its business in all material respects as now conducted, and all such licenses, approvals, registrations, permits and other authorizations are in full force and effect; and the Borrower has no reason to believe that the Borrower or any of its Subsidiaries will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations.

              4.14 LIABILITIES, LITIGATION AND RESTRICTIONS. Except as disclosed in the Financial Statements, the Borrower and its Subsidiaries do not have any liabilities, direct or contingent, which may materially and adversely affect it, its business or assets. Except as disclosed on Schedule 4.14 attached hereto, there is no litigation or other action of any nature pending before any court, governmental instrumentality, regulatory authority or arbitral body or, to the actual knowledge of the Borrower threatened against or affecting the Borrower or its Subsidiaries which might reasonably be expected to result in any material, adverse change in the Borrower or its Subsidiaries, or the business or assets of either. To the best of the Borrower's knowledge, no unduly burdensome restriction, restraint or hazard exists by contract or Law that would materially and adversely affect the Borrower or the pursuit of the business activities conducted by the Borrower.

              4.15   EXISTING  INDEBTEDNESS.  All existing  Indebtedness  of the
Borrower and any Subsidiary is described in Schedule 4.15 and neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness.

              4.16 MATERIAL COMMITMENTS. Except as described in Schedule 4.16 hereto, (a) neither the Borrower nor any Subsidiary has any material leases (other than oil and gas leases), contracts or commitments of any kind (including, without limitation, employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonuses, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); (b) to the best of the Borrower's knowledge, all parties to all such material leases, contracts, and other commitments to which the Borrower or any Subsidiary is a party have complied with the provisions of such leases, contracts, and other commitments; and (c) to the best of the Borrower's knowledge, no party is in default under any thereof and no event has occurred that but for the giving of notice or the passage of time, or both, would constitute a default;

              4.17 MARGIN STOCK. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Borrower nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or the Note to violate Regulations T, U, or X or to violate the Securities Exchange Act of 1934, as amended.

              4.18 PROPER FILING OF TAX RETURNS AND PAYMENT OF TAXES DUE. Except as otherwise permitted herein, the Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the Borrower has no knowledge of any material deficiency or additional assessment in connection with any taxes, assessments, or charges not provided for on its books.

              4.19 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any plan; no notice of intent to terminate a plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multi-Employer Plan; the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its plans and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

              4.20 INVESTMENT COMPANY ACT COMPLIANCE. Neither the Borrower nor any Subsidiary is directly or indirectly controlled by, or acting on behalf of, any, Person which is an "Investment Company," within the meaning of the Investment Company Act of 1940, as amended.

              4.21 PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. The Borrower is not a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              4.22 INSURANCE. The Borrower maintains insurance with respect to the properties and business of the Borrower providing coverage for such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry. The insurance coverage reflected on the Certificate of Insurance attached hereto as Schedule 4.22 is in full force and effect, and all premiums due thereon have been paid.

              4.23 MATERIAL MISSTATEMENTS AND OMISSIONS. No representation or warranty by or with respect to the Borrower or any Subsidiary contained herein or in any certificate or other document furnished by the Borrower or any Subsidiary pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

              4.24 PIPELINE ASSETS. The Borrower owns Marketable Title to the pipeline assets and facilities as shown on Schedule 4.24.

              4.25 OWNERSHIP INTERESTS. Each officer and each director of each Borrower is identified on Schedule 4.25, along with the stock owned by each in Tengasco, Inc. In addition, Tennessee Land & Mineral Corporation and Tengasco Pipeline Corporation are each wholly owned Subsidiaries of Tengasco, Inc.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS
                              ---------------------

              Borrower covenants so long as any Indebtedness of the Borrower to the Bank remains unpaid under this Agreement, or any Obligations of the Borrower to the Bank remain unsatisfied, or the Bank remains obligated to make advances hereunder, to:

              5.01   USE OF FUNDS. Use the proceeds  advanced under the Loan to:
(a) refinance Borrower's existing indebtedness listed on Schedule 4.15, and (b) fund (i) acquisitions of Oil and Gas Properties, (ii) development drilling programs, (iii) working capital, (iv) general operations, and (v) other general corporate purposes.

              5.02 MAINTENANCE AND ACCESS TO RECORDS. Keep adequate records in accordance with good accounting practices, of all of the transactions of the Borrower so that at any time, and from time to time, such records present fairly the financial condition of the Borrower which may be readily determined and, at the Bank's reasonable request, make all financial records and records relating to the Borrowing Base Oil and Gas Properties available for the Bank's inspection and permit the Bank to make and take away copies thereof.

              5.03 QUARTERLY UNAUDITED FINANCIAL STATEMENTS. Deliver to the Bank, on or before the forty-fifth (45th) day after the end of each calendar quarter, unaudited Financial Statements of the Borrower, as at the end of such period and from the beginning of such fiscal year to the end of the respective period, as applicable, which Financial Statements shall be certified by the president or chief financial officer of the Borrower, as being true and correct, subject to changes resulting from year-end audit adjustments.

              5.04 ANNUAL AUDITED FINANCIAL STATEMENTS. Deliver to the Bank, on or before the ninetieth (90th) day after the close of each fiscal year of the Borrower a copy of annual audited Financial Statements of the Borrower, together with the report and opinion thereon of BDO Seidman or such other firm of independent certified public accountants acceptable to the Bank at its reasonable discretion.

              5.05 COMPLIANCE CERTIFICATE. At the time of Closing, and at the time of delivery of the certified but unaudited Financial Statements pursuant to
Section 5.03 above, and the delivery of the annual audited Financial Statements pursuant to Section 5.04 above, deliver to the Bank a Compliance Certificate.

              5.06 STATEMENT OF MATERIAL ADVERSE CHANGE IN CONDITION. Deliver to the Bank, promptly upon any officer of the Borrower having knowledge of any material adverse change in the condition, financial or otherwise, of the Borrower (or any event or circumstance that would result in any such material adverse change in condition), a statement of the President, Chief Executive Officer, or the Chief Financial Officer of the Borrower, setting forth the change in condition or event or circumstance likely to result in any such change and the steps being taken by the Borrower with respect to such change in condition or event or circumstance.

              5.07 TITLE DEFECTS. Cure any title defects to the Borrowing Base Oil and Gas Properties material in value, in the sole opinion of the Bank, and, in the event any title defects are not cured in a timely manner, pay all related costs and fees incurred by the Bank to do so.

              5.08   ADDITIONAL   INFORMATION.   Furnish   to   the   Bank   all
information, if any, filed with the SEC by the Borrower and all information routinely provided by the Borrower to its shareholders, generally. Furnish to the Bank, promptly upon the Bank's reasonable request, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower, including, without limitation, information concerning title to any of the Borrowing Base Oil and Gas Properties.

              5.09 COMPLIANCE WITH LAWS AND PAYMENT OF ASSESSMENTS AND CHARGES. Materially comply with all applicable statutes and government regulations, including, without limitation, ERISA, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien other than a Permitted Encumbrance against its property, except any of the foregoing being contested in good faith and as to which accruals satisfactory to the Bank, in its reasonable discretion, have been provided.

              5.10 MAINTENANCE OF EXISTENCE AND GOOD STANDING. Maintain the Borrower's corporate existence and good standing in the jurisdiction of its organization, and maintain the

Borrower's qualification and good standing in all other jurisdictions wherein the property now owned or hereafter acquired or business now or hereafter conducted by Borrower necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a material adverse effect on the Borrower.

              5.11 FURTHER ASSURANCES. Promptly cure any defects in the execution and delivery of this Agreement, the Note, the Security Instruments, the Transfer Order Letters, or any other instrument referred to herein or executed in connection with the Note, and upon the reasonable request of the Bank, promptly execute and deliver to the Bank all such other and further instruments as may be reasonably required or desired by the Bank from time to time in compliance with the covenants and agreements made in this Agreement.

              5.12 INITIAL EXPENSES OF THE BANK. Pay prior to or at Closing all documented reasonable fees and expenses of Porter & Hedges, L.L.P., the special legal counsel for the Bank incurred directly and solely in connection with the preparation of this Agreement, the Note, the Security Instruments, the Transfer Order Letters, and any other instrument referred to herein or executed directly and solely in connection with the Note, the satisfaction of the conditions precedent set forth in Article III of this Agreement and the consummation of the transactions contemplated in this Agreement.

              5.13 SUBSEQUENT EXPENSES OF THE BANK. Upon request, promptly reimburse the Bank for all documented amounts reasonably expended, advanced or incurred by the Bank to collect the Note or to enforce the rights of the Bank under this Agreement, the Note, the Security Instruments, the Transfer Order Letters, or any other instrument referred to herein or executed in connection with the Note, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Bank and which amounts will include, but not be limited to, (a) all court costs, (b) reasonable attorneys' fees, (c) fees of auditors and accountants, (d) investigation expenses, (e) internal fees of the Bank's in-house legal counsel, (f) fees and expenses incurred in connection with the Bank's participation as a member of the creditors committee in a case commenced under Title 11 of the United States Code or other similar Law of the United States, the State of Texas or any other jurisdiction, (g) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.ss.362 Title 11 of the United States Code, and
(h) fees and expenses incurred in connection with any action pursuant to ss.ss.1129 Title 11 of the United States Code, reasonably incurred by the Bank in connection with the collection of any sums due under this Agreement, together with interest at the Floating Rate per annum, calculated on a basis of a year of three hundred sixty (360) days on each such amount from the date of notification to the Borrower that the same was expended, advanced or incurred by the Bank until, but not including, the date it is repaid to the Bank, with the obligations under this Section 5.13, surviving the non-assumption of this Agreement in a case commenced under Title 11 of the United States Code or other similar Law of the United States, the State of Texas or any other jurisdiction and being binding upon the Borrower or a trustee, receiver or liquidator of any such party appointed in any such case.

              5.14 MAINTENANCE OF TANGIBLE PROPERTY. Maintain all of its tangible property relating to the Borrowing Base Oil and Gas Properties in good repair and condition and make all necessary replacements thereof and operate such property in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so would not have a material adverse effect on the Borrower or the value of any Borrowing Base Oil and Gas Property.

              5.15 MAINTENANCE OF INSURANCE. Continue to maintain, or cause to be maintained, insurance with respect to the properties and business of the Borrower against such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry and furnish to the Bank annually after the execution of this Agreement certificates evidencing such insurance.

              5.16 INSPECTION OF TANGIBLE ASSETS/RIGHT OF AUDIT. Permit any authorized representative of the Bank to visit and inspect (at the risk of the Bank and/or such representative) any tangible asset of the Borrower, and/or to audit the books and records of the Borrower during normal business hours, at the expense of the Bank and during normal business hours following reasonable advance notice.

              5.17 PAYMENT OF NOTE AND PERFORMANCE OF OBLIGATIONS. Pay the Note according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the Obligations provided to be performed and discharged hereunder.

              5.18 BORROWING BASE. Maintain a Borrowing Base such that the amount of the Borrower's outstanding Revolving Loan will not, at any time, exceed its Borrowing Base.

              5.19 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply in all material respects with any and all requirements of Law, including, without limitation, Environmental Laws, (a) applicable to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Borrowing Base Oil and Gas Properties or any other property of the Borrower, or (b) applicable to the performance or conduct of is operations, including, without limitation, all permits, licenses, registrations, approvals and authorizations, and, in this regard, comply fully and in a timely manner with, and cause all employees, crew members, agents, contractors and subcontractors (pursuant to appropriate contractual provisions) and future lessees (pursuant to appropriate lease provisions) of the Borrower while such Persons are acting within the scope of their relationship with the Borrower, to so comply with, all applicable requirements of Law, including, without limitation, applicable Environmental Laws, and other applicable requirements with respect to the property of the Borrower, as applicable, and the operation thereof necessary or appropriate to enable the Borrower, as applicable, to fulfill its obligations under all applicable requirements of Law, including, without limitation, Environmental Laws, applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances now or hereafter located or present on or under any such property.

              5.20 HAZARDOUS SUBSTANCES INDEMNIFICATION. Indemnify and hold the Bank harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (a) the presence of any Hazardous Substances on, under or from its property, whether prior to or during the term hereof, or (b) any activity carried on or undertaken on or off its property, whether prior to or during the term hereof, and whether by the Borrower, or any predecessor in title or any employees, agents, contractors or subcontractors of the Borrower, or any predecessor in title, or any third Persons at any time occupying or present on such property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such property; with the foregoing indemnity further applying to any residual contamination on or under the property of the Borrower, or any property of any other Person, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of Law, including, without limitation, Environmental Laws, and surviving satisfaction of all Indebtedness of the Borrower to the Bank and the termination of this Agreement, unless all such Indebtedness has been satisfied wholly in cash from the Borrower and not by way of realization against any property or the conveyance of any property of the Borrower in lieu thereof, PROVIDED that the claims and other actions of any kind against the Bank which give rise to such indemnity are not barred by the applicable statute of limitations at the time such claims or actions are instituted and such indemnity shall not extend to any act or omission by the Bank with respect to the relevant property subsequent to the Bank becoming the owner of, taking possession of to the exclusion of the Borrower or assuming operations of any property previously owned by the Borrower and with respect to which property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto, taking possession thereof or assumption of operations thereon by the Bank.

              5.21 PROPERTIES NOT OPERATED BY THE BORROWER. With regard to all of the Borrower's covenants in this Article V that relate to Oil and Gas Properties, if any, for which Borrower is not the operator, to the extent that the performance of such covenants can only be carried out through the operator, the Borrower shall exercise reasonable diligence under the terms of the applicable operating agreements to cause the operators to satisfy such covenants, but shall not be directly responsible for doing so.

              5.22 TRANSACTIONS WITH AFFILIATES. Conduct all transactions with any Affiliate of the Borrower on an arm's-length basis (provided that such transactions are otherwise permitted by the terms of this Agreement).

              5.23 LEASES. Keep and continue all Leases comprising the Borrowing Base Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; PROVIDED, HOWEVER, that this provision shall not prevent the Borrower from abandoning and releasing any such Leases upon their termination as the result of the failure of production in paying quantities that did not result from the Borrower's failure to maintain such production as a reasonably prudent operator.

              5.24 OPERATION OF BORROWING BASE OIL AND GAS PROPERTIES. Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Borrowing Base Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a good and workmanlike manner as a prudent operator, and in accordance with all Laws of the State in which the Borrowing Base Oil and Gas Properties are situated and the United States of America, as well as all rules, regulations, and Laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Borrowing Base Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating the Borrower in any way with respect to the Borrowing Base Oil and Gas Properties; but nothing herein shall be construed to empower the Borrower to bind the Bank to any contract obligation, or render the Bank in any way responsible or liable for bills or obligations incurred by the Borrower.

              5.25 ASSIGNMENTS. Upon request of the Bank, execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to the Borrower monies or accounts arising in connection with any of the following matters: (a) any oil, gas or mineral production from the Borrowing Base Oil and Gas Properties; (b) any gas contracts, processing contracts or other contracts relating to the Borrowing Base Oil and Gas Properties; or (c) the operation of or production from any part of the Borrowing Base Oil and Gas Properties.

              5.26 CHANGE OF PURCHASERS OF PRODUCTION. Along with the delivery of each Compliance Certificate pursuant to Section 5.05, and at any other time that the Bank may so request in writing, the Borrower shall notify the Bank in writing of the identity and address of each then- current purchaser of production from the Borrowing Base Oil and Gas Properties and, if requested by the Bank, shall provide the Bank with Transfer Order Letters executed by the Borrower and addressed to such purchasers of production.

              5.27 PAYMENT OF TAXES, ETC. The Borrower and its Subsidiaries will each pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books, provided, however, that the Borrower and its Subsidiaries shall each pay or cause to be paid all such taxes, assessments, charges, or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent.

              5.28 NOTICE OF LITIGATION. The Borrower and its Subsidiaries will each give immediate notice to the Bank of: (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $50,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving the Borrower that might materially and adversely affect its operations, financial condition, property, or business prospects.

              5.29 NOTICE OF EVENTS OF DEFAULT. The Borrower and its Subsidiaries will each notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, would become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of the Borrower or any Subsidiary, or of the failure of the Borrower to observe any of its undertakings hereunder or under the Security Instruments.

              5.30 NOTICE OF CHANGE OF PRINCIPAL OFFICES. The Borrower and its Subsidiaries will each notify the Bank thirty (30) days in advance of any change in the location of their principal offices.

              5.31 EMPLOYEE BENEFIT PLANS. Fund its Plan(s) in accordance with no less than the minimum funding standards of 29 U.S.C.A. ss.ss. 1082 (Section 302 of ERISA); furnish the Bank, promptly after the filing or receiving of the same, with copies of any reports or other statements filed with, or notices or other communications received from, the United States Department of Labor, the PBGC, or the Internal Revenue Service with respect to any such Plan; promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action the Borrower proposes to take with respect thereto; and promptly advise the Bank when the Borrower knows or has reason to believe that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any such Plan and the action the Borrower proposes to take with respect thereto.

              5.32 PRODUCTION REPORTS. On or before the thirtieth (30th) day after the end of each month prior to the Revolving Loan Termination Date, the Borrower shall prepare and submit to the Bank a report of Borrower's oil and gas production during such month, on a field-by-field basis, including all material details regarding the sale or other disposition of such production, in a form reasonably acceptable to the Bank.

              5.33 OPERATING ACCOUNTS. Maintain its primary operating accounts with the Bank.

              5.34 PAYMENT OF OBLIGATIONS. Promptly pay (or renew and extend) all of its Indebtedness, as it becomes due (unless such Indebtedness is contested in good faith by appropriate proceedings).

              5.35 AGREEMENTS. On or before December 27, 2001, Borrower shall enter into Permitted Hedge Agreements that are satisfactory to Bank, in its sole discretion, which Permitted Hedge Agreements, shall (i) include minimum terms of six (6) months beginning no later than

January 1, 2002,  (ii) contain  minimum  strike prices  acceptable to Bank,  and
(iii) cover a minimum of 150 barrels per day of oil production and 3,500 MCF per day of gas production attributable to the Borrowing Base Oil and Gas Properties. In addition, on or before June 30, 2002, Borrower shall enter into Permitted Hedge Agreements that are satisfactory to Bank, in its sole discretion, which Permitted Hedge Agreements, shall (i) include minimum terms of six (6) months beginning no later than July 1, 2002, (ii) contain minimum strike prices acceptable to Bank, and (iii) cover a minimum of fifty percent (50%) of Borrowers then current oil production and fifty percent (50%) of Borrower's then current gas production attributable to the Borrowing Base Oil and Gas Properties. For purposes of this Section 5.35, fixed price contracts entered into between Borrower and any third-party purchaser of either Borrower's current oil production or Borrower's current gas production attributable to the Borrowing Base Oil and Gas Properties are acceptable in complying with the requirements under this Section 5.35.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS
                               ------------------

              Without the prior written consent of the Bank and so long as any part of the principal or interest on the Note shall remain unpaid or the Bank remains obligated to make advances hereunder, Borrower covenants that it will not:

              6.01 OTHER INDEBTEDNESS. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance or sale of securities, except unsecured debt incurred in the ordinary course of business, not exceeding at any one time outstanding, the sum of $100,000.00.

              6.02 LOANS OR ADVANCES. Make or agree to make or allow to remain outstanding any loans or advances to any Person, except for loans or advances that do not exceed $10,000.00 in the aggregate, and except advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business.

              6.03 MORTGAGES OR PLEDGES OF ASSETS. Except for Permitted Encumbrances, create, incur, assume or permit to exist, any mortgage, pledge, security interest, lien or encumbrance on any of its properties or assets (now owned or hereafter acquired) including, without limitation, those pipeline assets and facilities as shown on Schedule 4.24.

              6.04 SALES OF ASSETS. Except for Permitted Asset Sales, sell, lease, assign, transfer or otherwise dispose of, in one or any series of related transactions, all or any portion of its Oil and Gas Properties, the pipeline assets and facilities described on Schedule 6.03 or other material assets, whether now owned or hereafter acquired, including transfers to Subsidiaries, nor enter into any arrangement, directly or indirectly, with any Person to sell and rent or lease back as lessee such property or any part thereof which is intended to be used for substantially the same purpose or purposes as the property sold or transferred.

              6.05 DIVIDENDS. Declare or pay any distribution on, or purchase, redeem or otherwise acquire for value, any interest in the Borrower provided that Borrower may make preferred dividend payments to the extent that no Event of Default or Unmatured Event of Default has occurred is continuing or if payment would result in the occurrence of an Event of Default or Unmatured Event of Default.

              6.06 PAYMENT OF ACCOUNTS PAYABLE. Allow any account payable to remain unpaid more than sixty (60) days after due date, except such as are (i) being contested in good faith and as to which adequate provision or accrual has been made, or (ii) the subject of usual and customary review and evaluation.

              6.07 CANCELLATION OF INSURANCE. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal thereof.

              6.08 INVESTMENTS. Make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares of stock of, or similar interest in, any other Person, if the result of such action would impair the ability of the Borrower to perform any of its Obligations pursuant to this Agreement, including, without limitation, the obligation to repay the Indebtedness evidenced by the Note, except that the Borrower may invest in instruments that are investment grade.

              6.09 CHANGES IN STRUCTURE OR BUSINESS. Consolidate or merge with or purchase (for cash or securities) all or a substantial part of the assets or capital stock of any corporation, firm, association or enterprise, or allow any such entity to be merged into the Borrower, or change the basic business operations of the Borrower.

              6.10 LIMITATION ON LEASES. Incur or otherwise become obligated to make payments on operating and capital leases not incurred in the ordinary course of business.

              6.11 POOLING OR UNITIZATION. Voluntarily pool or unitize all or any part of the Borrowing Base Oil and Gas Properties if such pooling or unitization would not be done by a prudent operator or would result in the diminution of the Borrower's net revenue interest in production from the pooled or unitized lands that is greater than the proportionate reduction that would result from allocating the pooled or unitized production from the pool or unit to each tract included therein on a surface acreage basis, without the Bank's prior consent, which will not be unreasonably withheld. Any unitization, pooling or communitization or other action or instrument in violation of this Section
6.11 shall be of no force or effect against the Bank.

              6.12 HEDGE AGREEMENTS. Except for Permitted Hedge Agreements, enter into or become obligated under any contract for sale for future delivery of Hydrocarbons other than normal production contracts entered into in the Borrower's normal course of business (whether or not the subject Hydrocarbons are to be delivered), forward contract, Hedging Agreement, futures contract or any other similar agreement, without the prior written consent of the Bank, acting in its sole discretion.

              6.13 CAPITAL STOCK OF BORROWER. Neither the Borrower nor any Subsidiary will either: (1) redeem, purchase, or retire its capital stock or purchase or retire any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing, for an aggregate consideration exceeding $150,000 paid while this Agreement is in effect; or (2) except for (i) the issuance of the Borrower's capital stock which does not result in a Change of Control; and (ii) except in accordance with that certain Loan Agreement dated November 8, 1998 between Tengasco, Inc. and United Missouri Bank of St. Louis as Trustee; grant or issue, or permit any transfer, sale, redemption, retirement, or other change in the ownership of, the outstanding capital stock of the Borrower or any Subsidiary, without the prior written consent of the Bank, acting in its sole discretion.

              6.14 MARGIN STOCK. Neither the Borrower nor any Subsidiary will directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

              6.15 GENERAL AND ADMINISTRATIVE EXPENSES. Pay, incur, or otherwise become obligated to pay General and Administrative Expenses which exceed $750,000 during any fiscal quarter beginning with the fiscal quarter ending March 31, 2002.

              6.16 MINIMUM TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less than $18,000,000.00, PLUS fifty percent (50%) of Borrower's positive quarterly net income, if any, calculated in accordance with GAAP as of the end of each fiscal quarter of Borrower, without offset or reduction for net losses incurred during any quarter, beginning with the quarter ending December 31, 2001, and one hundred percent (100%) of any increase in shareholder's equity resulting from the issuance of stock in Borrower (including any conversion of Debt to equity) subsequent to the Closing.

              6.17 CURRENT RATIO. Permit as of the end of any fiscal quarter its Current Ratio to be less than 1.00 to 1.00, with the initial calculation of such ratio to be made as of December 31, 2001.

              6.18 DEBT SERVICE COVERAGE RATIO. Permit as of the end of any fiscal quarter its Debt Service Coverage Ratio to be less than 1.25 to 1.0, with the initial calculation of such ratio to be made for the quarter ending March 31, 2002.

              6.19   CHANGE  OF   CONTROL.   Permit  any  event  to  occur  that
constitutes or results in a Change of Control.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT
                                -----------------

              7.01 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall be considered an Event of Default as that term is used herein:

              (a) Default shall be made by the Borrower in the payment within two (2) days after such payment was due of any installment of principal or interest (including, without limitation, any mandatory prepayment payable pursuant to Section 2.06 of this Agreement) on the Note or any other monetary obligation payable hereunder when due, including, without limitation, any fee due to the Bank hereunder;

              (b) Default shall be made by the Borrower in the due observance or performance of any affirmative covenant required in this Agreement, the Note or the Security Instruments and such default continues for more than thirty (30) days after the earlier of: (i) Borrower having knowledge thereof, or (ii) Borrower receiving written notice thereof from the Bank;

              (c) Default shall be made by the Borrower in the due observance or performance of any negative covenant required in this Agreement, the Note or the Security Instruments;

              (d) Any representation or warranty herein made by the Borrower proves to have been untrue in any material respect, or any representation, statement (including Financial Statements), certificate or data furnished or made by the Borrower to the Bank in connection herewith proves to have been untrue in any respect material to the Borrower as of the date the facts therein set forth were stated or certified;

              (e) Default shall be made by the Borrower (as principal or other surety) in payment or performance of any bond, debenture, note or other evidence of Indebtedness for borrowed money, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing; and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such material Indebtedness;

              (f) The Borrower discontinues its usual business or applies for or consents to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, or (ii) files a voluntary petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States the State of Texas or any other jurisdiction, or (iii) makes a general assignment for the benefit of creditors, or (iv) is unable, or admits in writing its inability to pay its debts generally as they become due, or (v) files an answer admitting the material allegations of a petition filed against it in any case commenced under Title 11 of the United States Code or any reorganization, insolvency, conservatorship or similar proceeding under any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Texas or any other jurisdiction;

              (g) An order, judgment or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief under Title 11 of the United States Code or under any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Texas or any other jurisdiction, approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and the failure to have such order, judgment or decree dismissed within ten (10) days of its entry;

              (h) the Borrower has concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or has made or suffered a transfer of any of its property which may be fraudulent under any the Bankruptcy, fraudulent conveyance or similar Law; or has made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or has suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

              (i) the Liens under the Security Instruments cease to be perfected or cease to be first priority Liens subject to only Permitted Encumbrances.

              7.02 RIGHTS UPON UNMATURED EVENT OF DEFAULT. At any time that there exists an Unmatured Event of Default, any obligation of the Bank hereunder to make advances to or for the benefit of the Borrower shall be suspended unless and until the Bank shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Bank or the relevant Unmatured Event of Default shall have been remedied prior to ripening into an Event of Default.

              7.03 RIGHTS UPON DEFAULT. Upon the happening of an Event of Default specified in Subsections 7.01 (f) or (g), the entire aggregate principal amount of all Indebtedness then outstanding hereunder and the interest accrued thereon shall automatically become immediately due and payable, and upon the happening of any other Event of Default, the Bank may declare the entire aggregate principal amount of all Indebtedness then outstanding hereunder and the interest accrued thereon immediately due and payable. In either case, the entire principal and interest shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower.

              Upon the happening of any Event of Default, all obligations (if any) of the Bank hereunder, including specifically, but without limitation, any obligation to make Loans hereunder, shall at the option of the Bank immediately cease and terminate.

              7.04   REMEDIES.  After  any  acceleration,  as  provided  for  in
Section 7.03, the Bank shall have, in addition to the rights and remedies given them by this Agreement and the Security Instruments, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Borrowing Base Oil and Gas Properties may be located. Without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Security Instruments) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Harris County, Texas, or in any other place where the Borrowing Base Oil and Gas Properties may be located, or in such other place or places as the Bank may designate, the whole or, from time to time, any part of the Borrowing Base Oil and Gas Properties, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Borrowing Base Oil and Gas Properties all expenses (including all reasonable expenses for legal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least five (5) days before the time of any public sale or of the time after which any intended private sale or other disposition of the Borrowing Base Oil and Gas Properties is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, documents evidencing its ownership of the Borrowing Base Oil and Gas Properties and such other documents or items as the Bank may reasonably request at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Borrowing Base Oil and Gas Properties, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the Bank under this paragraph, the Bank may, to the full extent permitted by the applicable Laws:

              (A) Enter upon the premises of the Borrower (and, to the extent necessary in the judgment of the Bank, exclude therefrom the Borrower or any Affiliate thereof) and take immediate possession of the Borrowing Base Oil and Gas Properties, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

              (B) At the Bank's option, use, operate, manage, and control the Borrowing Base Oil and Gas Properties in any lawful manner;

              (C) Collect and receive all rents, income, revenue, earnings, issues, and profits therefrom; and

              (D) Maintain, repair, renovate, alter, or remove the Borrowing Base Oil and Gas Properties as the Bank may determine in their discretion.

              7.05 RIGHT OF SET-OFF. Upon the occurrence of any Event of Default, the Bank may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any or all of the Obligations of the Borrower now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Bank may have exercised any other rights that they have or may have with respect to such Obligations, including, without limitation, any acceleration rights. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this
Section 7.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

                                  ARTICLE VIII.

                                  MISCELLANEOUS
                                  -------------

              8.01 SECURITY INTERESTS IN DEPOSITS AND RIGHT OF OFFSET OR THE BANKER'S LIEN. The Borrower hereby transfers, assigns and pledges to the Bank and/or grants to the Bank a security interest (as security for the payment and/or performance of the Obligations of the Borrower, with such interest of the Bank to be retransferred, reassigned and/or released by the Bank at the expense of the Borrower upon payment in full and/or complete performance by the Borrower of all such Obligations) and the right, exercisable at such time as any obligation hereunder shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds or other property of the Borrower now or hereafter or from time to time on deposit with or in the possession of the Bank, including, without limitation, all certificates of deposit and other depository accounts.

              8.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and this Agreement and shall remain in force and effect so long as any debt is outstanding under the Note, or any renewal or extension of this Agreement or the Note, or the Bank remains obligated to make advances hereunder.

              8.03 NOTICES AND OTHER COMMUNICATIONS. Notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated below (including delivery by registered or certified United States mail, facsimile, telex, telegram or hand):

              (A)     If to the
                      Borrower:  c/o  TENGASCO, INC.
                                 603 Main Avenue, Suite 500
                                 Knoxville, Tennessee 37902
                                 Attention: Mr. M.E. Ratliff or
                                            Mr. Harold G. Morris

              (B)     If to the
                      Bank:      BANK ONE, NA
                                 910 Travis, 6th Floor
                                 Houston, Texas 77002
                                 Attention: Jonathan Gregory

              Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

              8.04 PARTIES IN INTEREST. All covenants and agreements herein contained by or on behalf of the Borrower shall be binding upon the Borrower and its successors and assigns and inure to the benefit of the Bank and its successors and assigns.

              8.05 RENEWALS AND EXTENSIONS. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, amendment, modification or rearrangement of any part of the Indebtedness originally represented by the Note.

              8.06 NO WAIVER BY THE BANK. No course of dealing on the part of the Bank, its officers or employees, nor any failure or delay by the Bank with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, the Security Instruments, or any other instrument referred to herein or executed in connection with the Note shall operate as a waiver thereof. The rights and remedies of the Bank under this Agreement, the Note, the Security Instruments, or any other instrument referred to herein or executed in connection with the Note shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

              No advance of Loan proceeds hereunder shall constitute a waiver of any of the covenants or warranties of the Borrower contained herein or of any of the conditions to the Bank's obligation to make further advances hereunder. In the event that the Borrower is unable to satisfy any such covenant, warranty or condition, no such advance of Loan proceeds shall have the effect of precluding the Bank from thereafter declaring such inability to be an Event of Default as hereinabove provided.

              8.07 WAIVER, RELEASE, AND INDEMNIFICATION BY THE BORROWER. To the maximum extent permitted by applicable Laws, the Borrower:

              (A) Waives (1) protest of all commercial paper at any time held by the Bank on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in Section 7.03, before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Bank;

              (B) Releases the Bank and its officers, employees, directors, attorneys, and agents (collectively, the "Bank Parties") from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence; and

              (C) Agrees to indemnify and hold the Bank Parties harmless from and against all claims, damages, liabilities and expenses, known or unknown, accrued and unaccrued, unless attributable to the Bank Parties' own gross negligence or willful misconduct, that may now or hereafter be asserted against any of the Bank Parties in connection with or arising out of (i) any investigation, litigation or proceeding directly or indirectly relating to or arising out of any of the transactions contemplated by this Agreement or (ii) the Nishiwaki Note.

              8.08 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

              8.09 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.

              8.10 SURVIVAL UPON UNENFORCEABILITY. In the event any one or more of the provisions contained in this Agreement, the Note, the Security Instruments, or in any other instrument referred to herein or executed in connection with the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or of any other instrument referred to herein or executed in connection herewith.

              8.11 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Bank, the Borrower and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms or be entitled to assume that the Bank will refuse to make advances in the absence of strict compliance with any or all thereof and any or all of such provisions may be freely waived in whole or in part by the Bank at any time if in its sole discretion it deems it advisable to do so.

              8.12 AMENDMENTS OR MODIFICATIONS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

              8.13 AGREEMENT CONSTRUED AS AN ENTIRETY. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to said Articles or Sections.

              8.14 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

              8.15 AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTE, THE SECURITY INSTRUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AGREEMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              8.16 CONTROLLING PROVISION UPON CONFLICT. In the event of a conflict between the provisions of this Agreement and those of the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note, the provisions of this Agreement shall control; provided if any of the Security Instruments contain any representations, warranties, or covenants of the Borrower that are in addition to or are more restrictive on the Borrower than those set forth in this Agreement, such additional or more restrictive representations, warranties, and covenants shall control.

              8.17 TIME, PLACE AND METHOD OF PAYMENTS. All payments required pursuant to this Agreement or the Note shall be made in immediately available funds; shall be deemed received by the Bank on the next Business Day following receipt if such receipt is after 2:00 p.m., on any Business Day, and shall be made at the principal banking quarters of the Bank.

              8.18 TERMINATION. This Agreement and the Revolving Commitment may be canceled by the Borrower without premium or penalty prior to the Revolving Loan Termination Date upon at least thirty (30) days' prior written notice, PROVIDED, that the Obligations are paid and performed in full to the sole satisfaction of the Bank; PROVIDED, HOWEVER that any such cancellation hereunder shall not terminate any obligations, representations or warranties of the Borrower to the Bank hereunder and under other Loan Documents that survive beyond the Revolving Loan Termination Date. Upon the earlier to occur of the (i) the Revolving Loan Termination Date, and (ii) cancellation of this Agreement and the Revolving Commitment prior thereto in accordance with this Section 8.18 and upon payment and performance in full of the Obligations to the sole satisfaction of the Bank, the Bank agrees, at the Borrower's request and sole cost and expense, to execute and deliver any such lien release documents and other documentation reasonably requested by the Borrower to release or terminate the Bank's liens and security interests hereunder and under the other Loan Documents.

              8.19 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Security Instruments or to the transactions contemplated hereby.

              8.20 COUNTERPART EXECUTION. This Agreement may be executed as one instrument signed by all parties or in separate counterparts hereof, each of which counterparts shall be considered an original and all of which shall be deemed to be one instrument, and any signed counterpart shall be deemed delivered by the party signing it if sent to any other party hereto by electronic facsimile transmission.

            [the remainder of this page was intentionally left blank]

              IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                         BORROWER

                                         TENGASCO, INC.


                                         By: /s/ M.E. Ratliff
                                            ------------------------------------
                                            M.E. Ratliff,
                                            Chief Executive Officer


                                         TENNESSEE LAND & MINERAL
                                         CORPORATION


                                         By:  /s/ M.E. Ratliff
                                            ------------------------------------
                                            M.E. Ratliff,
                                            Chief Executive Officer


                                         TEGASCO PIPELINE CORPORATION


                                         By:  /s/ M.E. Ratliff
                                            ------------------------------------
                                            M.E. Ratliff,
                                            Chief Executive Officer


                                         BANK

                                         BANK ONE, NA


                                         By:  /s/ Jonathan Gregory
                                            ------------------------------------
                                            Jonathan Gregory
                                            Vice President

                                   EXHIBIT "A"

                                 BORROWING BASE
                             OIL AND GAS PROPERTIES
                             ----------------------

              This Exhibit sets forth the description of the Borrowing Base Oil & Gas Properties covered by the Agreement to which this Exhibit is attached. All of the terms defined in the Agreement are used in this Exhibit with the same meanings given therein.

              This Exhibit and the Agreement cover and include the following:

       (a) All of Borrower's right, title and interest in and to the oil, gas and mineral leases described herein and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), and all of Borrower's right, title and interest in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Exhibit, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein; and

       (b) All of the foregoing interests of the Borrower as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances together with the Borrower's interests in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by the Borrower after the termination or expiration of any oil and gas lease, the interests of the Borrower in, to and under or derived from which are subject to the lien and security interest hereof, and (ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such property, be considered a renewal or extension of such terminated or expired lease; and

       (c) All right, title and interest of Borrower in, to and under or derived from any operating, farmout, and bidding agreements, assignments and subleases, whether or not described in this Exhibit, to the extent, and only to the extent, that such agreements, assignments and subleases
       (i) cover or include any of the Borrower's present right, title and interest in and to the leases and/or lands described in this Exhibit, or
       (ii) cover or include any other undivided interests now or hereafter held by the Borrower in, to and under the described leases and/or lands, including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described leases and/or lands; and

       (d) All right, title, and interest of the Borrower in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange, and processing contracts and agreements including, without limitation, those contracts and agreements that are described on this Exhibit to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands herein; and

       (e) All right, title and interest of the Borrower in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

              Notwithstanding the intention of this Agreement to cover all of the right, title and interest of Borrower in and to the described leases and/or lands, except as expressly set forth herein Borrower hereby specifically warrants and represents that the interests covered by this Exhibit are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest or other interest payable out of or measured by production set forth in connection with each oil and gas well described in this Exhibit. In the event the Borrower owns any other or greater interest, such additional interest shall also be covered by and included in this Agreement. The designation "Working Interest" or "W.I." means an interest owned in an oil, gas, and mineral lease that determines the cost bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI" means net revenue interest, or that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens, or other burdens on production, except severance, production, windfall profits and other similar taxes. The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production, windfall profits and other similar taxes.

                                   EXHIBIT "B"

                                 REVOLVING NOTE
                                 --------------

$35,000,000.00                   Houston, Texas                 November 8, 2000

       On the dates hereinafter prescribed, for value received, TENGASCO, INC., a Tennessee corporation, TENNESSEE LAND & MINERAL CORPORATION, a Tennessee corporation, and TENGASCO PIPELINE CORPORATION, a Tennessee corporation (herein called collectively, the "Borrower"), having an address at 603 Main Avenue, Suite 500, Knoxville, Tennessee 37902, promises to pay to the order of BANK ONE, NA (herein called "Bank"), at its principal offices at 910 Travis Street, Houston, Harris County, Texas 77002, (i) the principal amount of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) or the principal amount advanced pursuant to the terms of the Credit Agreement (defined herein) as of the date of maturity hereof, whether by acceleration or otherwise, whichever may be the lesser, and (ii) interest on the principal balance from time to time advanced and remaining unpaid from the date of the advance until maturity at a rate of interest equal to lesser of (a) the "Floating Rate" (as defined in the Credit Agreement) calculated on the basis of a year of 360 days and for the actual number of days elapsed (including the first day but excluding the last day), or
(b) the Maximum Rate (as defined in the Credit Agreement). Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to the Borrower, unless Applicable Law (as defined below) requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

       Notwithstanding the foregoing, if during any period the Floating Rate exceeds the applicable Maximum Rate, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued hereon if the Floating Rate had at all times been in effect.

       All payments on this Note shall be applied first to accrued interest and the balance, if any, to principal.

       "Applicable Law" means that law in effect from time to time and applicable to this Note which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on this Note, including laws of the State of Texas and laws of the United States of America. It is intended that Chapter 303 of the Texas Finance Code shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Chapter 303 to this Note, the interest ceiling applicable to this Note under said Chapter 303 shall be the indicated weekly rate ceiling from time to time in effect. The Borrower and the Bank hereby agree

                                                             -------------------
                                                             Borrower's Initials
that Chapter 346 of the Texas Finance Code, shall not apply to this Note or the loan transaction evidenced by, and referenced in, the Credit Agreement (hereinafter defined) in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note.

       This Note is a revolving credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each principal advance made hereunder subsequent to each such occurrence. Each principal advance and each payment hereof made pursuant to this Note shall be reflected by the Bank's records and the aggregate unpaid amounts reflected by such records shall constitute rebuttably presumptive evidence of the principal and unpaid, accrued interest remaining outstanding on this Note.

       The principal sum of this Note, after giving credit for unadvanced principal, if any, remaining at final maturity, shall be due and payable on or before November 8, 2004; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable in monthly installments, as it accrues, with the first such monthly installment of interest hereon being due and payable on the first day of November, 2001, and with such subsequent installments of interest being due and payable on the first day of each succeeding month thereafter; provided, however, the final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.

       When the first (1st) day of a calendar month falls upon a Saturday, Sunday or legal holiday, the payment of interest and principal, if any, due upon such date shall be due and payable upon the next succeeding Business Day.

       In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. The Bank and the Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by the Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed

                                                             -------------------
                                                             Borrower's Initials

"Interest" shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

       This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by the Borrower (or by any other party) in favor of Bank, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and including specifically and without limitation the Security Instruments described and defined in that certain Credit Agreement of even date herewith between Borrower and the Bank (the "Credit Agreement").

       This Note is the Revolving Note issued pursuant to the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Credit Agreement. Each advance and each payment made pursuant to this Note shall be reflected by notations made by the Bank on its records and the aggregate unpaid amounts reflected by the notations on the records of the Bank shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

       In the event of default in the payment when due of any of the principal of or any interest on this Note, or in the event of default under the terms of the Credit Agreement or any of the Security Instruments, or if any event occurs or condition exists which authorizes the acceleration of the maturity of this Note under any agreement made by the Borrower, the Bank (or other holder of this Note) may, at its option, without presentment or demand or any notice to the Borrower or any other person liable herefor, declare the unpaid principal balance of and accrued interest on this Note to be immediately due and payable.

       If this Note is collected by suit or through the Probate or Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Borrower agrees to pay reasonable and documented attorneys' fees, not to exceed ten percent (10%) of the full amount of principal and interest owing hereon at the time this Note is placed in the hands of an attorney.

       The Borrower agrees that the obligations of each are joint and several. The Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for the Bank, in order to enforce payment of this Note by them, to first institute

                                                             -------------------
                                                             Borrower's Initials
suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. The Bank may transfer this Note, and the rights and privileges of the Bank under this Note shall inure to the benefit of the Bank's representatives, successors or assigns.

              Executed this 8th day of November, 2001.


                                        TENGASCO, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        TENNESSEE LAND & MINERAL
                                        CORPORATION


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        TENGASCO PIPELINE CORPORATION


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                   EXHIBIT "C"

                             COMPLIANCE CERTIFICATE
                             ----------------------


              We, the undersigned officers of TENGASCO, INC., TENNESSEE LAND & MINERAL CORPORATION, AND TENGASCO PIPELINE CORPORATION (collectively, the "Company"), pursuant to Section 5.05 of the Credit Agreement dated as of November 8, 2001, by and among BANK ONE, NA ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

       1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing [except for the following events (include actions taken to cure such situations):

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ----------------------------------------------------------------];

       2. No material adverse change has occurred in the business, prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank [except as follows (include actions taken to address such changes):

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ----------------------------------------------------------------];

       3. Except as otherwise stated in the Schedule, if any, attached hereto, each of the representations and warranties of the Company contained in Article IV of the Agreement is true and correct in all respects [except for the following (include actions being taken to cure such situations):

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ----------------------------------------------------------------];

       4. The Company's financial condition for the period ending __________ is as follows:

                                 DATE OR        REQUIRED                ACTUAL
                                 TIME           RATIO OR                RATIO OR
       FINANCIAL COVENANT        PERIOD         AMOUNT                  AMOUNT

(a)    CONSOLIDATED TANGIBLE     Term of Loan   not < $18,000,000.00    ________
       NET WORTH                                plus the sum of 50% of
                                                Borrower's positive
                                                quarterly net income,
                                                if any, calculated in
                                                accordance with GAAP
                                                as of the end of each
                                                fiscal quarter
                                                beginning with the
                                                quarter ending
                                                December 31, 2001, and
                                                100% of any increase
                                                in shareholder's
                                                equity from the sale
                                                of stock in Borrower
                                                subsequent to November
                                                8, 2001

(b)    Current Ratio for any     Term of Loan   not < 1.00 to 1.00      ________
       fiscal quarter

(c)    Debt Service Coverage     Term of Loan   not < 1.25 to 1.00      ________
       Ratio for any fiscal
       quarter

(d)    General and               Term of Loan   Not > $750,000 per      ________
       Administrative                           fiscal quarter
       Expenses

       This certificate is executed this 8th day of November, 2001.

                                           TENGASCO, INC.

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                           TENNESSEE LAND & MINERAL
                                           CORPORATION

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                           TEGASCO PIPELINE CORPORATION

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                              EXHIBIT "D"

                         SECURITY INSTRUMENTS
                         --------------------


       The  Security  Instruments   securing  the  Borrower's   Obligations  and
Indebtedness to the Bank shall include the following, each in form and substance satisfactory to the Bank:

1. ACT OF MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION covering Borrower's Borrowing Base Oil and Gas Properties.

2. SECURITY AGREEMENT granting the Bank a first priority security interest in all of the Borrower's personal property assets, including its accounts, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof.

3. FINANCING STATEMENTS in connection with the Security Instruments described in the preceding paragraphs, in form and number satisfactory to the Bank as the Bank, from to time, may specify (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

4. OTHER SECURITY INSTRUMENTS. Such other instruments as are necessary or appropriate from time to time, in the good faith opinion of the Bank, to perfect to the satisfaction of the Bank the Bank's liens, security interests, and other rights in the Borrowing Base Oil and Gas Properties and in any and all other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the other Security Instruments described above.

POWER OF ATTORNEY. To the fullest extent permitted by Law and until this Agreement is terminated in accordance with Section 8.18 therein, the Borrower hereby appoints the Bank as its attorney-in-fact (without requiring the Bank to act as such) to execute any Security Instrument in the name of the Borrower, and to perform all other acts that the Bank deem appropriate to perfect and continue its liens, security interests, and other rights in, and to protect and preserve, the Borrowing Base Oil and Gas Properties and other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the Security Instruments described above, but only to the extent required of Borrower under the terms of this Agreement.

SCHEDULE 4.01


STATES IN WHICH BORROWER IS INCORPORATED OR QUALIFIED TO DO BUSINESS

Tengasco, Inc.
      Incorporated in Tennessee
      Qualified to do Business in Kansas
Subsidiaries of Tengasco, Inc.:
Tengasco Pipeline Corporation
      Incorporated in Tennessee
Tennessee Land & Mineral Corporation
      Incorporated in Tennessee


ADDRESSES OF ALL PLACES OF BUSINESS


Tengasco, Inc.
      In Tennessee:
             603 Main Ave. Suite 500
             Knoxville, TN 37902

             P. O. Box 177A
             301 N. Main (Highway 31)
             Sneedville, TN 37869


      In Kansas:
             1327 Noose Rd.
             Hays, KS 67601


Subsidiaries of Tengasco, Inc.:
Tengasco Pipeline Corporation
      In Tennessee:
             603 Main Ave., Suite 500
             Knoxville, TN 37902

Tennessee Land & Mineral Corporation
      In Tennessee:
             603 Main Ave., Suite 500
             Knoxville, TN 37902

                            4.10 - LIST OF PURCHASERS
                                       OF
                                   PRODUCTION


Eastman Chemical Company
Attn:  Accts Payable
P. O. Box 511
Kingsport, TN 37660


BAE Systems Ordnance Systems, Inc.
Holston Army Ammunition Plant
4509 West Stone Drive
Kingsport, TN 37660


South Kentucky Purchasing Company, Inc.
P. O. Box 1547    600 Monticello Street
Somerset, KY  42501


ONEOK Field Services Company
A Subsidiary of ONEOK, Inc.
P. O. Box 871
Tulsa, OK  74102-0871


National Cooperative Refinery Association
Attn:  Crude Oil Accounting
P. O. Box 1404
McPherson, KS  67460-1404

Schedule 4.14   Litigation

          Except as described hereafter, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company which would have a result materially adverse to the Company. To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

     1. The Company and its wholly owned subsidiary, Tengasco Pipeline Corporation ("TPC"), were named as defendants in an action commenced on June 4, 2001 by C.H. Fenstermaker & Associates, Inc. ("Fenstermaker") in the United States District for the Eastern District of Tennessee entitled C.H. Fenstermaker & Associates, Inc. v. Tengasco, Inc., No. 3:01-CV-283.

          The action seeks to recover approximately $365,000 in fees and charges billed to TPC for engineering services Fenstermaker claims it performed in connection with the planning and construction of Phase II of the Company's pipeline which runs from Rogersville, TN to Kingsport, TN to serve Eastman Chemical Company and Holston Army Ammunition Plant. On June 25, 2001, the Company and TPC filed an answer to the complaint denying liability for the billings claimed, and counterclaiming against Caddum, Inc. ("Caddum"), an unincorporated division of Fenstermaker. The counterclaim seeks recovery from Caddum of damages for breach of contract and breach of professional engineering standards caused by the actions of Caddum, including unauthorized deviations from the pipeline route that caused the Company to incur significant additional costs. These costs included substantial fees for concrete capping of the pipeline as a result of the pipeline being placed to close to the adjoining highway right of way. The counterclaim further alleges that Caddum damaged the
Company: by causing delays in completing the pipeline by failing to submit engineering drawings and failing to timely obtain certain x-rays of the pipeline welds; its unauthorized actions in ordering supplies and materials; and, overbilling from the agreed contract rate for engineering services. The counterclaim seeks actual damages from Caddum of approximately $475,000, treble damages under state law for the overbilling, and damages to the Company arising from the delay caused by Caddum in the production from the Swan Creek field all in the aggregate amount of $1.25 million. The District Court has scheduled the case for a non-jury trial on June 19, 2002 before Judge James H. Jarvis. The Company believes its counterclaims are meritorious and intends to vigorously prosecute them and anticipates that, at a minimum, its counterclaims will either fully offset or substantially reduce exposure to liability for the amounts claimed by Fenstermaker.

     2. TENGASCO PIPELINE CORPORATION V. JAMES E. LARKIN AND KATHLEEN A. O CONNOR, No. 4929J in the Circuit Court for Hawkins County, Tennessee. This is a condemnation proceeding brought by Tengasco Pipeline Corporation to acquire a temporary construction easement and permanent right of way to maintain and operate a portion of Phase I of the Company's pipeline in Hawkins County, Tennessee. The court granted an order of possession to the Company in January, 1998 and the pipeline has been constructed across approximately 3,000 feet of the property concerned in a rural and very steep locale. The Company has had the right of way appraised at $4,000. The landowners, Mr. Larkin and Kathleen A. O Connor who both live on the property, contest the appraised value of the property and claim incidental damages to certain fish ponds located on their property. The landowners, despite a lack of evidence of any fish raising or aquaculture business actually being or having been operated on the premises or of any actual losses to such business, have counterclaimed for $867,585 in compensatory damages and $2.6 million in punitive damages arising from trespass and other legal theories. The Court required the parties to attempt to mediate this dispute and the mediation occurred in December, 2000. The parties were unable to reach a mediated settlement and the matter is expected to go to trial in the summer or fall of 2001. The discovery conducted to date has not disclosed any facts that reasonably suggest any likelihood of a substantial adverse result in this matter, and the Company intends to vigorously defend the allegations of the counterclaim which appear to be without any credible basis.

     3. The Company, its Chief Executive Officer, Malcolm E. Ratliff, and one of its attorneys, Morton S. Robson, have been named as defendants in an action commenced in the Supreme Court of the State of New York, New York County entitled MAUREEN COLEMAN, JOHN O. KOHLER, CHARLES MASSOUD, JONATHAN SARLIN, VON GRAFFENRIED A.G. AND VPM VERWATUNGS A.G., PLAINTIFFS V. TENGASCO, INC., MORTON
S. ROBSON AND MALCOLM E. RATLIFF, DEFENDANTS, INDEX NO. 603009/98. In that action, the plaintiffs, shareholders of the Company each of which purchased restricted shares of the Company's Common Stock, allege that although they were entitled to sell their shares pursuant to SEC Rule 144 in the open market, they were precluded from doing so by the defendants' purported wrongful refusal to remove the restrictive legend from their shares. The plaintiffs own in the aggregate 35,000 shares of the Company's common stock. The plaintiffs are seeking damages in an amount equal to the difference between the amount they would have been able to sell their shares if the plaintiffs had acted to remove the restrictive legends when requested and the amount they will receive on the sale of their shares. The plaintiffs are also seeking punitive damages in an amount they claim to be in excess of $500,000 together with interest, costs and disbursements of bringing the action, including reasonable attorneys fees.

          The Company believes that there are several substantial factual and legal issues as to the date on which the shareholders were entitled to sell their stock pursuant to Rule 144. Management further believes that the Company did not wrongfully withhold its approval of the removal of the restrictive legends at the times such removal was requested by the shareholders. However, in the event the Company is found to have improperly withheld its permission to remove the restrictive legends from the shares owned by the shareholders, the Company may be held liable for damages to the shareholders in an amount equal to the difference between the actual sale price of such shares and the sales price they would have realized on the date such restrictive legends should have been permitted to be removed. As this time it is not possible to ascertain with any certainty what such damages would be.

     4. Tengasco Pipeline Corporation is a party to a binding arbitration proceeding pursuant to its construction contract with King Pipeline & Utility Company, Inc. to construct Phase II of its pipeline. The arbitration was held October 10, 2001 under procedures of and by an arbitrator appointed by the American Arbitration Association. The ruling of the arbitrator is expected in the next thirty days. Tengasco's position is that (1) straw matting done by King on slopes was extra work, and King is entitled to be paid no more than $14,630.14 for 104,501 square feet of straw matting on slopes, calculated at 14 cents per square foot rather than the two dollars per square foot sought by King ; (2) King should refund to Tengasco the $72,500 mistakenly paid for clearing and grubbing that was never performed by King because the pipeline took another route where no clearing and grubbing was required; (3) that a currently retained sum of $46,585, to which Tengasco makes no claim, remain in escrow pending outcome of ongoing litigation between King and King's boring subcontractor, (4) that King is not entitled to receive any of the $94,000 billed by King for certain alleged extra work in trenching, because a change order seeking this payment was not submitted until months after all work was completed, and (5) that Tengasco is entitled to recover its attorney's fees. Tengasco expects in the aggregate of the rulings on these issues, a favorable outcome of this arbitration that either results in positive recovery by the Company or a result that is not materially adverse.

                           4.15 EXISTING INDEBTEDNESS

ARVEST BANK LOANS
     (Information previously provided)
          PRINCIPAL AND ACCRUED INTEREST TO NOVEMBER 9, 2001, $1,427,309.25

"DIRECTORS" LOANS (IN AGGREGATE)
     Principal: $3,850,000
     Maker: Tengasco Pipeline Corporation
     Payee: Various (Nishiwaki; Gray; Ratliff; Smithers)
     Date: Various (August, 2000)
     Interest: 10.25%
     Maturity Date: 5 years from date of respective notes (August, 2005)
          AGGREGATE AMOUNT DUE AS OF NOVEMBER 9, 2001 ON NISHIWAKI, GRAY, RATLIFF, AND SMITHERS NOTES: $3,895,492.83 BEING PRINCIPAL PLUS INTEREST THROUGH NOVEMBER 9, 2001

SPOONBILL, INC. NOTE
     Principal: $1,000,000
     Maker: Tengasco, Inc.
     Payee: Spoonbill, Inc.
     Date: April 27, 2001
     Interest: 15% per annum
     Maturity Date: April 26, 2002
          AMOUNT DUE AS OF NOVEMBER 9, 2001: $1,080,833.34
          ($1,000,000  PRINCIPAL PLUS INTEREST OF $80,833.34 THROUGH NOVEMBER 9,
          2001)

DRILL RIG NOTE
     Principal: $995,000
     Maker: Tengasco, Inc.
     Payee: M. E. Ratliff
     Date: Nov. 1, 2000
     Interest: 8% per annum
     Maturity Date: Nov. 1, 2005
          AMOUNT DUE AS OF NOVEMBER 9, 2001: $1,003,844.44
          ($995,000  PRINCIPAL  PLUS INTEREST OF $8,844.44  THROUGH  NOVEMBER 9,
          2001)

GRAY LOAN AGREEMENT
     Principal: $500,000
     Maker: Tengasco, Inc.
     Payee: Edward W. T. Gray III
     Date: Dec. 15, 1998
     Interest: 8% per annum
     Maturity Date: December 31, 2001
          CASH AMOUNT DUE AS OF NOVEMBER 9, 2001: $304,444.44
          ($500,000 PRINCIPAL PLUS UNPAID INTEREST OF $4,444.44 THROUGH NOVEMBER 9, 2001 PAYABLE AS FOLLOWS: $304,444 PAYABLE IN CASH, $200,000 PAID IN STOCK OF TENGASCO, CONVERTED AT THE CONVERSION RATE SET OUT IN THE
          NOTE INTO 42,373 SHARES).

LUTHERAN BROTHERS NOTE

     That certain principal and accumulated interest under Loan Agreement dated October 30, 1998 between Tengasco, Inc. as Borrower and United Missouri Bank of St. Louis, N.A. as trustee for Lenders, with principal and accumulated interest of $724,800.00.

                                 SCHEDULE 4.16

                              MATERIAL COMMITMENTS

                                      NONE

SCHEDULE 4.22 INSURANCE CERTIFICATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    DATE (MM/DD/YY)
ACORD(TM)                           CERTIFICATE OF LIABILITY INSURANCE                                                  10-29-01
------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                      THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS
                                                              NO RIGHTS  UPON THE  CERTIFICATE  HOLDER.  THIS  CERTIFICATE  DOES NOT
VOLUNTEER INSURANCE COMPANY, INC.                             AMEND,  EXTEND OR ALTER THE COVERAGE AFFORDED BY THE  POLICIES  BELOW.
133 MONTVUE ROAD                                              ----------------------------------------------------------------------
KNOXVILLE, TN 37919                                                                INSURERS AFFORDING COVERAGE
------------------------------------------------------------------------------------------------------------------------------------
TENGASCO, INC., TENNESSEE LAND                                INSURER A: AMERICAN EMPIRE SURPLUS LINES INS.
AND MINERAL, (INC.) AND TENGASCO                              INSURER B: NATIONAL INDEMITY COMPANY
PIPELINE CORPORATION                                          INSURER C: LIBERTY MUTUAL
603 MAIN AVENUE, SUITE 500                                    INSURER D: TRAVELERS INSURANCE COMPANIES
KNOXVILLE, TN 37902                                           INSURER E:
------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
------------------------------------------------------------------------------------------------------------------------------------
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED.  NOTWITHSTANDING
ANY  REQUIREMENT,  TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS  CERTIFICATE  MAY BE ISSUED OR MAY
PERTAIN,  THE INSURANCE  AFFORDED BY THE POLICIES  DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,  EXCLUSIONS AND CONDITIONS OF  SUCH
POLICIES, AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------
                                                                    POLICY        POLICY
                                                                  EFFECTIVE     EXPIRATION
INSERT                                                               DATE          DATE
 LTR     TYPE OF INSURANCE                        POLICY NUMBER    MM/DD/YY      MM/DD/YY           [ILLEGIBLE]
-----------------------------------------------------------------------------------------------------------------------------------
        |GENERAL LIABILITY                                                                   EACH OCCURRENCE            $ 1,000,000
        |X| COMMERCIAL GENERAL LIABILITY                                                     FIRE DAMAGE (ANY ONE TIME) $   100,000
A       | | | CLAIMS MADE |X| OCCUR            lEP03124            02-01-01      02-02-02    MED EXP (ANY ONE PERSON)   $     5,000
        | | _________________________________                                                PERSONAL & ADV INJURY      $ 1,000,000
        | | _________________________________                                                GENERAL AGGREGATE          $ 1,000,000
        | GENERAL AGGREGATE LIMIT APPLIES PER                                                PRODUCTS-[ILLEGIBLE]       $ 1,000,000
        | |POLICY | | PROJECT | |         LOC
------------------------------------------------------------------------------------------------------------------------------------
        |AUTOMOBILE LIABILITY                                                                COMBINED SINGLE LIMIT      $ 1,000,000
        |X|ANY AUTO                                                                          (Ea accident)
B       |X|ALL OWNED AUTOS                     74APN173866 - TN                              BODILY INJURY              $
        |X|SCHEDULED AUTOS                     70AP367651  - KS    02-01-01      02-01-02    (Per person)
        |X|HIRED AUTOS                                                                       BODILY INJURY              $
        |X|NON-OWNED AUTOS                                                                   (per accident)
        | |____________________________                                                      PROPERTY DAMAGE            $
                                                                                             (Per accident
------------------------------------------------------------------------------------------------------------------------------------
        |GARAGE LIABILITY                                                                    AUTO ONLY - EA ACCIDENT    $
        | |ANY AUTO                                                                          OTHER THAN EA. ACC         $
        | |                                                                                  AUTO ONLY:                 $
------------------------------------------------------------------------------------------------------------------------------------
        |EXCESS LIABILITY                                                                    EACH OCCURRENCE            $14,000,000
        | |OCCUR          | |CLAIMS MADE                                                     AGGREGATE                  $
A       |                                      1EX03125            02-01-01      02-01-02                               $
        | |DEDUCTIBLE                                                                                                   $
        | |DETENTION
------------------------------------------------------------------------------------------------------------------------------------
D       |WORKERS COMPENSATION AND          KS- 6JOB-69BX789-4-00                                WC STATU-      ILLEG-
        |EMPLOYERS' LIABILITY                                                                   TORY LIMITS     IBLE
        |                                                                                    G.L. EACH ACCIDENT         $ 1,000,000
C       |                                  TN- WC2-355-32S568-010  12-13-00      12-13-01    G.L. [illeg]-EA EMPLOYEE   $ 1,000,000
        |                                                                                    G.L. [illeg]-POLICY LIMIT  $ 1,000,000
------------------------------------------------------------------------------------------------------------------------------------
        |OTHER
        |
        |
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONAL LOCATION VEHICLE/EXCLUSIONS ADDED BY ENDORSEMENT SPECIAL PROVISIONS
"INSURANCE CARRIER WAIVES RIGHT OF SUBROGATION"


------------------------------------------------------------------------------------------------------------------------------------
                                               ADDITIONAL INSURED
CERTIFICATE HOLDER                          X  INSURER LETTER: A        CANCELLATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                        BANK ONE, NA SHOULD ANY OF THE ABOVE  DESCRIBED  POLICIES BE
                                                                        CANCELLED  BEFORE THE EXPIRATION  DATE THEREOF,  THE ISSUING
                                                                        INSURER WILL ENDEAVOR TO MAX _10_ DAYS WRITTEN NOTICE TO THE
                                                                        CERTIFICATE  HOLDER NAMED TO THE LEFT,  BUT FAILURE TO __ __
                                                                        _______  IMPOSE NO  OBLIGATION OR LIABILITY OF ANY KIND UPON
                                                                        THE    INSURER,     ITS    AGENTS    OR     REPRESENTATIVES.
                                                                        ------------------------------------------------------------
                                                                        AUTHORIZED REPRESENTATIVE [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------
ACORD 26-8 (7/97)                                                                                         (C) ACORD CORPORATION 19??

                         SCHEDULE 4.24 - PIPELINE ASSETS


All of Grantor's right, title, and interest in, to, under pursuant to the following rights-of-way, leases (other than the right to produce oil or gas under any lease granting pipeline installation and use rights to Grantor), and/or easements located in Hancock County, Hawkins County, and Sullivan County,
Tennessee:

[PHASE I]: That certain steel pipeline main, 6 inches and 8 inches in diameter, as it has been installed, together with all associated permits, pipeline rights-of-way, and pipeline installation rights under oil and gas leases (but excluding any rights to produce oil and gas leases under any oil and gas lease granting such pipeline installation rights), from a point at the Big Creek Missionary Baptist Church at the intersection of Upper Caney Valley Road and Big Creek Road in Hancock County, Tennessee, extending generally eastward north of the Clinch River, boring under the Clinch River and proceeding generally southward along an existing Tennessee Valley Authority powerline easement along and within rights-of-way thereon, which are incorporated by reference for all purposes but without limiting the generality of the foregoing description, proceeding further into Hawkins County, Tennessee, to a point of intersection of the existing installed pipeline with the distribution system of Hawkins County Gas Utility District, a total distance described in this paragraph of approximately 26.0 miles; together with

[PHASE II]: That certain steel pipeline main 8 inches and 12 inches in diameter as it has been installed, together with a 4-inch supply line already constructed, with all associated contracts, permits, agreements, and pipeline rights-of-way, extending from a point of intersection of the existing installed Phase I pipeline described above with the distribution system of Hawkins County Gas Utility District and proceeding from that point generally eastward along rights-of- way along Highway 11-W, and proceeding further along and within the right-of-way of Highway 11-W in accordance with the permit granted by Tennessee Department of Transportation to Tengasco Pipeline Corporation dated April 11, 2000, and proceeding generally eastwards to a point located on the grounds of Holston Army Ammunition Plant in accordance with the Tenant Use Agreement between Royal Ordinance North America, Inc. (now BAE Systems Ordnance Systems, Inc.) and Tengasco Pipeline Corporation dated June 16, 2000, which agreement is incorporated by reference for all purposes, proceeding to a point on the grounds of the Holston Army Ammunition Plant known as Mead Station, proceeding from that point further both as a 4- inch supply line to Holston Area A and ending at the Area A boilers and as a 12-inch main line generally southward, off the grounds of Holston Army Ammunition Plant and across rights-of-way to and including property owned by Eastman Chemical Company, and proceeding to the point of interconnection with the existing natural gas system owned by Eastman Chemical Company in Kingsport, Sullivan County, Tennessee, a total distance described in this paragraph of approximately 30.4 miles, together with compressors, valves, stations and metering equipment installed to effect deliveries through the pipeline.

                    SCHEDULE 4.25 HOLDINGS OF TENGASCO STOCK
                                 TENGASCO, INC.

                                    DIRECTORS
                                    ---------

Joseph Armstrong                                                          52,500

Benton Becker                                                             94,500

Edward W.T. Gray, III                                                    133,718

Robert D. Hatcher, Jr.                                                    52,500

Sanford McCormick                                                         42,000

Shigemi Morita                                                           246,898

Charles Stivers                                                              -0-

M.E. Ratliff                                                           2,866,862


                                    OFFICERS
                                    --------

M.E. Ratliff               CEO                         2,866,862 (Same As Above)

Harold G. Morris, Jr.      President                   55,500

Mark A. Ruth               Chief Financial Officer     38,587

Linda Parton               Secretary                    2,100

Sheila Sloan               Treasurer                   12,600

                        COMPLIANCE CERTIFICATE


          I, the Chief Executive Officer of TENGASCO, INC. on behalf of itself and TENNESSEE LAND & MINERAL CORPORATION and TENGASCO PIPELINE CORPORATION (collectively the "Company"), pursuant to Section 5.05 of the Credit Agreement dated as of November 8, 2001, by and among BANK ONE, NA ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

     1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing;

     2. No material adverse change has occurred in the business, prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank;

     3.   Each of the representations and warranties of the Company contained in
          Article IV of the Agreement is true and correct in all respects;

Executed this 8th day of November, 2001.

                                            TENGASCO, INC.
Attest:

/s/ Linda Parton                            By: /s/ M. E. Ratliff
----------------                            ---------------------
LINDA PARTON                                    M. E. Ratliff
Secretary                                       Chief Executive Officer